Exhibit 4.1

EXECUTION COPY

AFFINIA GROUP INC.

Issuer

GUARANTORS NAMED ON THE SIGNATURE PAGES HERETO

10.75% Senior Secured Notes due 2016

INDENTURE

Dated as of August 13, 2009

WILMINGTON TRUST FSB

Trustee and Noteholder Collateral Agent

i

Rule 144A/Regulation S Appendix

Exhibit 1	Form of Security

INDENTURE dated as of August 13, 2009, among AFFINIA GROUP INC., a Delaware corporation (the “Company”), PARENT (as defined below), THE SUBSIDIARY GUARANTORS (as defined below) listed on the signature pages hereto, and WILMINGTON TRUST FSB, a federal savings bank, as trustee (the “Trustee”) and as Noteholder Collateral Agent (the “Noteholder Collateral Agent”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of $225,000,000 aggregate principal amount of the Company’s 10.75% Senior Secured Notes due 2016 issued on the date hereof (the “Original Securities”) and any Additional Securities (as defined herein) that may be issued after the date hereof (the Additional Securities and the Original Securities collectively, the “Securities”).

This Indenture, the Securities and the Obligations represented hereby and thereby shall constitute “Designated Senior Indebtedness” for purposes of the Existing Notes Indenture (as defined below).

ARTICLE 1

Definitions and Incorporation by Reference

SECTION 1.01. Definitions.

“ABL Collateral” means any and all of the following assets and properties now owned or at any time hereafter acquired by the Company, Parent or any Subsidiary Guarantor: (a) all accounts and rights to receive payments, indebtedness and other obligations (whether constituting an account, chattel paper (including electronic chattel paper), instrument, document or general intangible) which arise as a result of the sale or lease of inventory, goods or merchandise or provision of services, including the right to payment of any interest or finance charges; (b) all Inventory; (c) all payment intangibles (including corporate and other tax refunds), other than any payment intangibles that represent tax refunds in respect of or otherwise relate to real property, fixtures or equipment; (d) all collection accounts, deposit accounts, disbursement accounts, lock-boxes and commodity accounts (excluding the Asset Sales Proceeds Account) and any cash or other assets including all cash equivalents in, or credited to, any such accounts (other than (i) identifiable cash proceeds in respect of real estate, fixtures or equipment and (ii) the Asset Sales Proceeds Account and all cash, checks or other property properly held therein or properly credited thereto in accordance with this Indenture and any other identifiable cash proceeds in respect of Notes Collateral plus interest, dividends, earnings and other proceeds thereof and minus withdrawals thereof that are applied as provided in the Indenture); (e) to the extent evidencing, governing, securing or otherwise related to the items referred to in the preceding clauses, all documents; (f) all Liens purporting to secure any of the foregoing; (g) all books and records related to the foregoing; (h) all collateral and guarantees given by any other Person with respect to any of the foregoing; and (i) all products, proceeds and supporting obligations of any and all of the foregoing in whatever form received, including proceeds of insurance policies related to inventory and accounts of the Company, Parent or any Subsidiary Guarantor and business interruption insurance; provided, however, that Proceeds of ABL Collateral described in clause (e) above shall not constitute ABL Collateral unless such proceeds would otherwise constitute ABL Collateral in any of the foregoing clauses (a) through (h). All capitalized terms used in this definition and not defined elsewhere herein have the meanings assigned to them in the Uniform Commercial Code.

“Additional Assets” means (1) any property, plant or equipment used in a Related Business including improvements, through capital expenditures or otherwise, relating thereto (whether previously owned or acquired at the time such improvements are being made); (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.

“Additional Securities” means Securities issued under this Indenture after the Issue Date and in compliance with Section 2.13 and 4.03, it being understood that any Securities issued in exchange for or replacement of any Original Securities issued on the Issue Date shall not be an Additional Security.

“Adjusted Treasury Rate” means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities”, for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after August 15, 2012, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the redemption date, plus 0.50%.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“After Acquired Property” means any property of the Company, Parent or any Subsidiary Guarantor acquired after the Issue Date that secures the obligations under this Indenture, the Securities, the Security Documents and Other Pari Passu Lien Obligations.

“Applicable Premium” means with respect to a Security at any redemption date, the greater of (1) 1.00% of the principal amount of such Security and (2) the excess of (A) the present value at such redemption date of (i) the redemption price of such Security on August 15, 2012 (such redemption price being described in the fourth paragraph of section 5 of the Securities, exclusive of any accrued interest) plus (ii) all required remaining scheduled interest payments due on such Security through August 15, 2012 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such Security on such redemption date.

“Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction or as a result of condemnation or any event which results in the receipt of cash proceeds from insurance (other than business interruption insurance) with respect to an asset (each referred to for the purposes of this definition as a “disposition”), of

(1) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

(2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

(3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary

(other than, in the case of clauses (1), (2) and (3) above, (A) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary, (B) for purposes of Section 4.06 only, (i) a disposition that constitutes a Restricted Payment (or would constitute a Restricted Payment but for the exclusions from the definition thereof) and that is not prohibited by Section 4.04 and (ii) a disposition of all or substantially all the assets of the Company in accordance with Section 5.01, (C) any disposition that constitutes a Change of Control, (D) a disposition of assets with a Fair Market Value of less than $2.0 million, (E) a disposition of cash or Temporary Cash Investments, (F) sales or other dispositions of obsolete, uneconomical, negligible, worn-out or surplus assets in the ordinary course of business (including equipment and intellectual property), (G) the creation of a Lien (but not for the sale or other disposition of the property subject to such Lien), (H) any sale, transfer or other disposition of Capital

Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary) and (I) sales, transfers and other dispositions of Receivables and Related Assets (as defined in the definition of “Permitted Securitization”) pursuant to Permitted Securitizations.

“Asset Sale Proceeds Account” shall mean one or more deposit accounts or securities accounts holding only the proceeds of any sale or disposition of any Notes Collateral.

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided that, if such interest rate cannot be determined in accordance with GAAP, the present value shall be discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation”.

“Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by (2) the sum of all such payments.

“Bank Collateral Agent” means Bank of America, N.A. (including any affiliate or sub-agent thereof) and any successor under the Credit Agreement, or if there is no Credit Agreement, the “Bank Collateral Agent” designated pursuant to the terms of the Lenders Debt.

“Bank Lenders” means the lenders or holders of Indebtedness issued or incurred under the Credit Agreement.

“Board of Directors” with respect to a Person means the Board of Directors of such Person (or, if such Person is (i) a limited liability company, the manger of such company and (ii) a partnership, the board of directors or other governing body of the general partner of such Person) or any committee thereof duly authorized to act on behalf of such Board of Directors.

“Borrowing Base” means, as of any date, an amount equal to:

(1) 85% of the book value of all accounts receivable owned by the Company and the Subsidiary Guarantors as of the end of the most recent month preceding such date; plus

(2) 65% of the value of all inventory owned by the Company and the Subsidiary Guarantors as of the end of the most recent month preceding such date; minus

(3) such reserves and other adjustments as contemplated in the Credit Agreement all calculated on a consolidated basis and in accordance with GAAP.

“Business Day” means each day which is not a Legal Holiday.

“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Capital Stock” of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Change of Control” means the occurrence of any of the following events:

(1) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of a majority of the total voting power of the Voting Stock of the Company or of Parent;

(2) the adoption of a plan relating to the liquidation or dissolution of the Company; or

(3) the merger or consolidation of Parent or the Company with or into another Person or the merger of another Person with or into Parent or the Company, or the sale of all or substantially all the assets of Parent or the Company (determined on a consolidated basis) to another Person other than (A) a transaction in which the survivor or transferee is a Person that is controlled by the Permitted Holders or (B) a transaction following which (i) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of Parent or the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction and (ii) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the Securities and a Subsidiary of the transferor of such assets.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all the assets and properties subject to the Liens created by the Security Documents.

“Collateral Agreement” means the Collateral Agreement dated the Issue Date (as amended, supplemented or otherwise modified from time to time in accordance with its terms and the terms of this Indenture) among the Issuer, Parent, the Guarantors and the Noteholder Collateral Agent.

“Company” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein, each other obligor on the Securities.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities from the redemption date to August 15, 2012, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to August 15, 2012.

“Comparable Treasury Price” means, with respect to any redemption date, if clause (ii) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Trustee, Reference Treasury Dealer Quotations for such redemption date.

“Consolidated Coverage Ratio” as of any date of determination means the ratio of

(1) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ended for which internal financial statements are available prior to the date of such determination to

(2) Consolidated Interest Expense for such four fiscal quarters;

provided, however, that

(A) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period,

(B) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness,

(C) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale),

(D) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any Investment or acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition had occurred on the first day of such period, and

(E) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (C) or (D) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition had occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting Officer of the Company to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurodollar interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Company may designate.

If any Indebtedness has been incurred under a revolving credit facility or revolving advances with respect to any Permitted Securitization and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries, without duplication,

(1) interest expense attributable to Capital Lease Obligations;

(2) amortization of debt discount and debt issuance cost;

(3) capitalized interest;

(4) non-cash interest expense;

(5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(6) net payments pursuant to Hedging Obligations;

(7) dividends accrued in respect of all Disqualified Stock of the Company and all Preferred Stock of any Restricted Subsidiary that is not a Subsidiary Guarantor, in each case held by Persons other than the Company or a Restricted Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the Company); provided, however, that such dividends will be multiplied by a fraction of the numerator of which is one and the denominator of which is one minus the effective combined tax rate of the issuer of such Preferred Stock (expressed as a decimal) for such period (as estimated by the chief financial officer of the Company in good faith);

(8) interest incurred in connection with Investments in discontinued operations;

(9) interest actually paid by the Company or any Restricted Subsidiary under any Guarantee of any Indebtedness of any Person other than the Company or any Restricted Subsidiary;

(10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company or Subsidiary Guarantor) in connection with Indebtedness Incurred by such plan or trust; and

(11) commissions, discounts, yield and other fees and charges Incurred in connection with Permitted Securitizations during such period which are payable to any person other than the Company or a Subsidiary Guarantor and that are comparable to or in the nature of interest under any Permitted Securitization, including losses on the sale of assets relating to any receivables securitization transaction accounted for as a “true sale” (other than any one-time financing fees paid upon entering into any Permitted Securitization), and less, to the extent included in such total interest expense, (A) the amortization during such period of capitalized financing costs associated with the Refinancing Transaction and (B) the amortization during such period of other capitalized financing costs, as determined in good faith by the chief financial officer of the Company.

“Consolidated Net Income” means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

(1) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that

(A) subject to the exclusion contained in clause (4) below, (i) the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person (or to the extent promptly converted into cash) during such period to the Company or a Restricted Subsidiary as a dividend or other distribution and (ii) the Consolidated Net Income for such period shall include any dividend, distribution or other payments in respect of equity paid in cash by such Person to the Company or a Restricted Subsidiary in excess of the amount included in clause (i) (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below); and

(B) the Company’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or any Restricted Subsidiary;

(2) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction (or any transaction accounted for in a manner similar to a pooling of interests) for any period prior to the date of such acquisition;

(3) solely for the purpose of calculating the amount available for Restricted Payments under 4.04(a)(3), any net income of any Restricted Subsidiary if such Restricted Subsidiary is not a Subsidiary Guarantor and is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company (but, in the case of any Foreign Subsidiary, only to the extent cash equal to such net income (or a portion thereof) for such period is not readily procurable by the Company from such Foreign Subsidiary (with the amount of cash readily procurable from such Foreign Subsidiary being determined in good faith by the chief financial officer of the Company) pursuant to intercompany loans, repurchases of Capital Stock or otherwise), except that

(A) subject to the exclusion contained in clause (4) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

(B) the Company’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income to the extent such loss had been funded with cash from the Company or any Restricted Subsidiary;

(4) any gain (or loss) realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(5) the cumulative effect of a change in accounting principles;

(6) any non-cash impairment charges resulting from the application of Statements of Financial Accounting Standards No. 142 and No. 144 and the amortization of intangibles pursuant to Statement of Financial Accounting Standards No. 141; and

(7) any long-term incentive plan accruals and any non-cash compensation expense realized from grants of stock appreciation or similar rights, stock options or other rights to officers, directors and employees of such Person or any of its Restricted Subsidiaries, in each case, for such period. Notwithstanding the foregoing, for the purpose of Section 4.04 only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such Section pursuant to Section 4.04(a)(3)(D).

“Consolidated Secured Debt Ratio” means, as of any date of determination, the ratio of (a) consolidated total Indebtedness of the Company and its Restricted Subsidiaries on the date of determination that constitutes the Securities, any Other Pari Passu Lien Obligations or any Lenders Debt to (b) the aggregate amount of EBITDA for the then most recent four fiscal quarters for which internal financial statements are available prior to the date of determination, in each case, with such pro forma and other adjustments to such consolidated total Indebtedness and EBITDA as are consistent with the adjustment provisions set forth in the proviso to the definition of Consolidated Coverage Ratio.

“Corporate Trust Office” means the offices of the Trustee at Corporate Capital Markets, 50 South Sixth Street, Suite 1290, Minneapolis, MN 55402-1544 or any other offices of the Trustee.

“Credit Agreement” means the Credit Agreement entered into on the Issue Date by and among, Parent, the Company, certain of its Subsidiaries, the lenders referred to therein, Bank of America, N.A., as Administrative Agent and Collateral Agent, Barclays Bank PLC and Wells Fargo Foothill, LLC, as Co-Syndication Agents, and JPMorgan Chase Bank, N.A. and Deutsche Bank Trust Company Americas, as Co-Documentation Agents, together with the related documents thereto (including, without limitation, any term loans, revolving loans and letters of credit thereunder and any notes, guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.

“Credit Facilities” means, with respect to the Company or any of its Restricted Subsidiaries, one or more debt facilities, including the Credit Agreement, or commercial paper facilities with banks or other institutional lenders or investors or indentures providing for revolving credit loans, term loans, receivables financing, including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against receivables, letters of credit or other long-term indebtedness, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.03).

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(1) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

(2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

(3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part,

in each case on or prior to the first anniversary of the Stated Maturity of the Securities; provided that, only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided further, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” (each defined in a substantially similar manner to the corresponding definitions in this Indenture) occurring prior to the first anniversary of the Stated Maturity of the Securities shall not constitute Disqualified Stock if any such requirement only becomes operative after compliance with such terms applicable to the Securities, including the purchase of any Securities tendered pursuant thereto.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

“EBITDA” for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income:

(1) all income tax expense of the Company and its consolidated Restricted Subsidiaries;

(2) Consolidated Interest Expense;

(3) depreciation and amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid operating activity item that was paid in cash in a prior period);

(4) non-recurring restructuring charges for such period in an amount not to exceed 5% of EBITDA for such period; provided that for the purposes of calculating EBITDA for any period that includes a fiscal quarter ending on or prior to December 31, 2009, such calculation shall include the actual restructuring charges for any portion of the measurement period ending on or prior to December 31, 2009 and for any portion of the measurement period ending after December 31, 2009 an amount not to exceed 5% of EBITDA (for such portion of the measurement period);

(5) any net after-tax income or loss (less all fees and expenses or charges relating, thereto) attributable to the early extinguishment of Indebtedness and Hedging Obligations; and

(6) all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period), less all non-cash items of income of the Company and its consolidated Restricted Subsidiaries (other than accruals of revenue by the Company and its consolidated Restricted Subsidiaries in the ordinary course of business)

in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income or loss of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if (x) a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders or (y) in the case of any Foreign Subsidiary, a corresponding amount of cash is readily procurable by the Company from such Foreign Subsidiary (as determined in good faith by the chief financial officer of the Company) pursuant to intercompany loans, repurchases of Capital Stock or otherwise, provided that to the extent cash of such Foreign Subsidiary provided the basis for including the net income of such Foreign Subsidiary in Consolidated Net Income pursuant to clause (3) of the definition of “Consolidated Net Income,” such cash shall not be taken into account for the purposes of determining readily procurable cash under this clause (y).

“Equity Offering” means any public or private sale after the Issue Date of common stock or Preferred Stock of the Company or Parent, as applicable (other than Disqualified Stock), other than public offerings with respect to Parent’s, the Company’s or such direct or indirect parent company’s common stock registered on Form S-8.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Existing Notes” means the $300,000,000 aggregate principal amount of the Company’s 9% Senior Subordinated Notes due 2014 issued under the Existing Notes Indenture.

“Existing Notes Indenture” means the indenture dated as of November 30, 2004, among the Company, the guarantors party thereto and Wilmington Trust Company, as trustee.

“Excluded Assets” means the collective reference to (a) any motor vehicle or other asset covered by a certificate of title or ownership to the extent that a security interest in such asset cannot be perfected by the filing of a financing statement under the Uniform Commercial Code, (b) any asset of the Company, Parent or a Subsidiary Guarantor (including Capital Stock and any lease, license, contract, property right or agreement to which the Company, Parent or a Subsidiary Guarantor is a party, and any of its rights or interest thereunder) owned on the Issue Date to the extent that, and for so long as, such grant of a security interest in such asset would violate applicable law, rules or regulation, or would violate, breach, terminate, constitute a default under or require any consent not obtained under or give rise to any right of acceleration, modification or cancellation under, the organizational documents of any non-wholly owned subsidiary or any contractual obligation (including permitted liens, leases and licenses) binding on the Company, Parent or such Subsidiary Guarantor or on such asset and in effect on the Issue Date (in each case, only to the extent that such contractual obligations are effective under applicable law), (c) any asset of the Company, Parent or a Subsidiary Guarantor

(including Capital Stock and any lease, license, contract, property right or agreement to which the Company, Parent or a Subsidiary Guarantor is a party, and any of its rights or interest thereunder) acquired by the Company, Parent or a Subsidiary Guarantor after the Issue Date, to the extent that, and for so long as, (A) the grant of a security interest in such assets would violate applicable law, rules or regulation, or would violate, breach, terminate, constitute a default under or require any consent not obtained (following commercially reasonable efforts by the Company, Parent or such Guarantor, as applicable, to obtain such consent or a waiver) under or give rise to any right of acceleration, modification or cancellation under, the organizational documents of any non-wholly owned subsidiary or any contractual obligation (including permitted liens, leases and licenses) binding on the Company, Parent or such Subsidiary Guarantor or on such asset and (B) such law, regulation, organizational document or contractual obligation existed at the time of the acquisition thereof and was not (except in the case of customary restrictions and conditions contained in agreements and other documents (including organization documents) governing any joint venture permitted by the terms of this Indenture) created or made binding upon such asset in contemplation of or in connection with the acquisition of such asset, (d) any of the outstanding voting Capital Stock of a Foreign Subsidiary in excess of 65% of the voting stock of such Foreign Subsidiary, (e) any and all leasehold interests in real property, (f) any letter of credit rights to the extent the Company, Parent or Subsidiary Guarantor is required by applicable law to apply the proceeds of a drawing of such letter of credit for a specified purpose, (g) any trademark application filed on an “intent-to-use” basis prior to the filing under Section 1(c) or Section 1(d) of the Lanham Act of a “Statement of Use” or an “Amendment to Allege Use” with respect thereto, to the extent that, and for so long as, the grant of a security interest therein would impair the validity or enforceability of such “intent-to-use” trademark application under applicable federal law, or (h) commercial tort claims with a value of less than $500,000; provided, however, that Excluded Assets will not include any asset of Parent, the Company or a Subsidiary Guarantor which secures obligations with respect to the Lenders Debt.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Company and (i) in the event of transactions involving a Fair Market Value of more than $5.0 million, set forth in an Officers’ Certificate, and (ii) in the event of transactions involving a Fair Market Value of more than $10.0 million, as determined by the Board of Directors of the Company (unless otherwise provided in this Indenture).

“Foreign Subsidiary” means any Restricted Subsidiary that is not organized under the laws of the United States of America or any State thereof or the District of Columbia and any direct or indirect Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:

(1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

(2) statements and pronouncements of the Financial Accounting Standards Board;

(3) such other statements by such other entity as approved by a significant segment of the accounting profession; and

(4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

“Grantors” means the Company, Parent and the Subsidiary Guarantors.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means Parent and each Subsidiary Guarantor.

“Guaranty Agreement” means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Company’s obligations with respect to the Securities and this Indenture on the terms provided for in this Indenture.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

“Holder” or “Securityholder” means the Person in whose name a Security is registered on the Registrar’s books.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with Section 4.03:

(1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

(2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms; and

(3) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or the making of a mandatory offer to purchase such Indebtedness,

will not be deemed to be the Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

(3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but, in each case, excluding any accounts payable or other liability to trade creditors arising in the ordinary course of business);

(4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

(5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person that is not a Subsidiary Guarantor, the principal amount of such Preferred Stock to be determined in accordance with this Indenture (but excluding, in each case, any accrued dividends);

(6) all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

(7) all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the fair market value of such property or assets and the amount of the obligation so secured;

(8) to the extent not otherwise included in this definition, net Hedging Obligations of such Person; and

(9) to the extent not otherwise included, with respect to the Company and its Restricted Subsidiaries, the amount of any Permitted Securitization.

Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term “Indebtedness” will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing or similar obligations; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Independent Qualified Party” means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Company.

“Initial Purchasers” means J.P. Morgan Securities Inc., Banc of America Securities LLC, Barclays Capital Inc., Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC, and such other initial purchasers party to the purchase agreement entered into in connection with the offer and sale of the Securities.

“Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate collar agreement, interest rate hedge agreement, interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.

“Intercreditor Agreement” means the Lien Subordination and Intercreditor Agreement dated as of the Issue Date among the Bank Collateral Agent, the Trustee, the Noteholder Collateral Agent, the Company, Parent and each Subsidiary Guarantor, as it may be amended from time to time in accordance with this Indenture.

“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person at such time. Except as otherwise provided for herein, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value.

For purposes of the definition of “Unrestricted Subsidiary”, the definition of “Restricted Payment” and Section 4.04:

(1) “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by Standard and Poor’s, or an equivalent rating by any other Rating Agency.

“Issue Date” means August 13, 2009.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or the city in which the headquarters of the Company is located.

“Lenders Debt” means any (i) Indebtedness and other obligations outstanding from time to time under the Credit Agreement or otherwise incurred pursuant to Section 4.03 (b)(1), (11), (13) or (14) (to the extent it is secured Indebtedness), (ii) any Indebtedness which has a priority security interest relative to the Securities in the ABL Collateral, (iii) all obligations with respect to such Indebtedness and any Hedging Obligations entered into with a Bank Lender (or an affiliate thereof) even if the respective Bank Lender subsequently ceases to be a Bank Lender and (iv) all cash management obligations incurred with any Bank Lender (or their affiliates).

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof) provided that in no event shall an operating lease, in and of itself, be deemed to constitute a Lien.

“Moody’s” means Moody’s Investor Services, Inc. and any successor to its rating agency business.

“Net Available Cash” from an Asset Disposition means cash payments received therefrom (including insurance proceeds, any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:

(1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

(2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

(3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition;

(4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition; and

(5) any portion of the purchase price from an Asset Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with that Asset Disposition; provided, however, that upon the termination of that escrow, Net Available Cash will be increased by any portion of funds in the escrow that are released to the Company or any Restricted Subsidiary.

“Net Cash Proceeds”, with respect to any issuance or sale of Capital Stock or Indebtedness, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Notes Collateral” means the portion of the Collateral as to which the Securities have a priority security interest relative to Lenders Debt.

“Noteholder Collateral Agent” means Wilmington Trust FSB, in its capacity as collateral agent under this Indenture and under the Security Documents, and any successor thereto in such capacity.

“Obligations” means with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

“Offering Memorandum” means the offering memorandum dated August 6, 2009 relating to the offering of the Securities.

“Officer” means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company or a Guarantor, as applicable.

“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Other Pari Passu Lien Obligations” means any Additional Securities and any other Indebtedness having substantially identical terms as the Securities (other than issue price, interest rate, yield and redemption terms) and issued under an indenture substantially identical to this Indenture and any Indebtedness that refinances or refunds

(or successive refinancings and refundings) any Securities or Additional Securities and all obligations with respect to such Indebtedness; provided, that such Indebtedness may (a) contain terms and covenants that are, in the reasonable opinion of the Company, less restrictive than the terms and covenants under the Securities and (b) contain terms and covenants that are more restrictive than the terms and covenants under the Securities so long as prior to or substantially simultaneously with the issuance of any such Indebtedness, the Securities and this Indenture are amended to contain any such more restrictive terms and covenants; provided further, that such Indebtedness shall have a Stated Maturity date that is the same as or later than that of the Securities.

“Parent” means Affinia Group Intermediate Holdings Inc., a Delaware corporation.

“Parent Guaranty” means the Guarantee by Parent of the Company’s obligations with respect to the Securities and this Indenture, including any Guarantee entered into after the Issue Date.

“Pari Passu Indebtedness” means: (1) with respect to the Company, the Securities and any Indebtedness which ranks pari passu in right of payment to the Securities; and (2) with respect to Parent or any Subsidiary Guarantor, its Guarantee of the Securities and any Indebtedness which ranks pari passu in right of payment to such Guarantor’s Guarantee of the Securities.

“Perfection Certificate” shall mean any perfection certificate required to be delivered on the Issue Date pursuant to the Purchase Agreement and any subsequent perfection certificate contemplated by Section 4.17.

“Permitted Asset Swap” means any transfer of properties or assets by the Company or any of its Restricted Subsidiaries in which at least 90% of the consideration received by the transferor consists of properties or assets (other than cash) that will be used in a Related Business; provided that (i) the aggregate Fair Market Value of the property or assets being transferred by the Company or such Restricted Subsidiary is not greater than the aggregate Fair Market Value of the property or assets received by the Company or such Restricted Subsidiary in such exchange and (ii) any property or assets received by the Company or such Restricted Subsidiary in exchange for Notes Collateral shall consist of Notes Collateral and shall be added to the Notes Collateral in accordance with Section 4.06.

“Permitted Collateral Liens” means:

(1) Liens securing the Securities outstanding on the Issue Date, Refinancing Indebtedness with respect to such Securities, the Parent Guaranty and the Subsidiary Guaranties relating thereto and any obligations with respect to such Securities, Refinancing Indebtedness, Parent Guaranty and Subsidiary Guaranties;

(2) Liens existing on the Issue Date (other than Liens specified in clause (1) above or securing Lenders Debt);

(3) Liens described in clauses (1), (2), (4), (5), (6), (7), (9), (10), (11), (12), (13), (14), (15), (16), (17), (18), (19), (20) and (21) of the definition of “Permitted Liens”;

(4) Liens securing any Other Pari Passu Lien Obligations not incurred pursuant to Section 4.03(b)(1); provided, however, that at the time of Incurrence of such Other Pari Passu Lien Obligations and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio would be no greater than 2.25 to 1;

(5) Liens securing Additional Securities Incurred pursuant to Section 4.03(b)(14); and

(6) Liens on the Notes Collateral in favor of any collateral agent relating to such collateral agent’s administrative expenses with respect to the Notes Collateral.

For purposes of determining compliance with this definition, (A) Other Pari Passu Lien Obligations need not be incurred solely by reference to one category of permitted Other Pari Passu Lien Obligations described in clauses (1) through (6) of this definition but are permitted to be incurred in part under any combination thereof and (B) in the event that an item of Other Pari Passu Lien Obligations (or any portion thereof) meets the criteria of one or more of the categories of permitted Other Pari Passu Lien Obligations described in clauses (1) through (6) above, the Company shall, in its sole discretion, classify (but not reclassify) such item of Other Pari Passu Lien Obligations (or any portion thereof) in any manner that complies with this definition and will only be required to include the amount and type of such item of Other Pari Passu Lien Obligations in one of the above clauses and such item of Other Pari Passu Lien Obligations will be treated as having been incurred pursuant to only one of such clauses.

“Permitted Holders” means The Cypress Group L.L.C. and their Affiliates as of the Issue Date that are neither operating companies nor subsidiaries of operating companies. Except for a Permitted Holder specifically identified by name, in determining whether Voting Stock is owned by a Permitted Holder, only Voting Stock acquired by a Permitted Holder in its described capacity will be treated as “beneficially owned” by such Permitted Holder.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:

(1) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

(2) another Person, if as a result of such Investment, such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person’s primary business is a Related Business;

(3) cash and Temporary Cash Investments;

(4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;

(7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

(8) any Person to the extent such Investment represents the non-cash portion of the consideration received for (a) an Asset Disposition as permitted pursuant to Section 4.06 or (b) a disposition of assets not constituting an Asset Disposition;

(9) any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(10) any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

(11) any Person to the extent such Investments consist of Hedging Obligations otherwise permitted under Section 4.03;

(12) any Person to the extent such Investment exists on the Issue Date, and any extension, modification or renewal of any such Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date);

(13) Investments the payment for which consists of Capital Stock of the Company (other than Disqualified Stock) or any direct or indirect parent company of the Company, as applicable; provided, however, that such Capital Stock will not increase the amount available for Restricted Payments under Section 4.04(a)(3);

(14) any Guarantee of Indebtedness otherwise permitted to be Incurred under this Indenture;

(15) any Permitted Joint Venture having an aggregate Fair Market Value taken together with all other Investments made pursuant to this clause (15), not to exceed 5% of Tangible Assets of the Company (with Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); and

(16) an SPE Subsidiary or an Investment by an SPE Subsidiary in any other Person as required by or in connection with a Permitted Securitization.

“Permitted Joint Venture” means any joint venture in which the Company or any Subsidiary holds an equity interest and that is engaged in a Related Business.

“Permitted Liens” means:

(1) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the Company or the Restricted Subsidiary;

(2) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.03(b)(11) covering only the assets acquired with such Indebtedness;

(3) Liens of the Company and its Restricted Subsidiaries existing on the Issue Date;

(4) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $10 million at any one time outstanding;

(5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other similar obligations (exclusive of obligations for the payment of borrowed money) incurred in the ordinary course of business;

(6) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(7) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith;

(8) Liens to secure Indebtedness of any Foreign Subsidiary permitted by Section 4.03(b)(5), (7) and (12) covering only the assets of such Foreign Subsidiary;

(9) Liens for taxes, assessments, governmental charges or claims that are not yet due or are being contested in good faith by appropriate legal proceedings; provided that any reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

(10) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings; provided that any reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

(11) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Subsidiaries, taken as a whole;

(12) leases or subleases or licenses granted to others in the ordinary course of business of the Company or any of its Restricted Subsidiaries, taken as a whole;

(13) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or any of its Restricted Subsidiaries relating to such property or assets;

(14) any interest or title of a lessor in the property subject to any Capital Lease Obligation;

(15) Liens arising from filing precautionary Uniform Commercial Code financing statements regarding leases;

(16) Liens on property of, or on shares of stock or Indebtedness of, any Person existing at the time (A) such Person becomes a Restricted Subsidiary of the Company or (B) such Person or such property is acquired by the Company or any Restricted Subsidiary; provided that such Liens do not extend to any other assets of the Company or any Restricted Subsidiary and such Lien secures only those obligations which it secures on the date of such acquisition (and extensions, renewals, refinancings and replacements thereof);

(17) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary that does not give rise to an Event of Default;

(18) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

(19) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(20) Liens solely on any cash earnest money deposits made by the Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under this Indenture;

(21) Liens (i) of a collection bank arising under Section 4-208 of the Uniform Commercial Code (or equivalent statutes) on items in the course of collection and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(22) Liens in favor of the Company, Parent or any Subsidiary Guarantor;

(23) Liens securing Lenders Debt in respect of any Indebtedness Incurred pursuant to Section 4.03(b)(1); provided that (1) any such Liens on Notes Collateral shall not rank prior to or pari passu with the Liens on the Notes Collateral securing the Securities and (2) the holder of such Lien (x) becomes party to the Intercreditor Agreement or agrees to be bound by the terms of the Intercreditor Agreement, and (y) agrees to have the obligations of the Person that are secured by the property subject to such Lien treated as Junior Secured Obligations (as defined in the Intercreditor Agreement);

(24) Liens on accounts receivables and related assets of the type specified in the definition of “Permitted Securitization” Incurred in connection with a Permitted Securitization;

(25) Liens securing Indebtedness Incurred pursuant to 4.03(b)(15), provided that any such Liens on Notes Collateral shall not rank prior to or pari passu with the Liens on the Notes Collateral securing the Securities; and

(26) Liens securing the Company’s, Parent’s and the Subsidiary Guarantors’ payment obligations to the Trustee under Section 7.07.

“Permitted Securitization” means any transaction or series of transactions that may be entered into by the Company or any Subsidiary pursuant to which it may sell, convey, contribute to capital or otherwise transfer (which sale, conveyance, contribution to capital or transfer may include or be supported by the grant of a security interest) Receivables or interests therein and all collateral securing such Receivables, all contracts and contract rights, purchase orders, security interests, financing statements or other documentation in respect of such Receivables, any guarantees, indemnities, warranties or other obligations in respect of such Receivables, any other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables similar to such Receivables and any collections or proceeds of any of the foregoing (collectively, the “Related Assets”) (i) to a trust, partnership, corporation or other Person (other than the Company or any Subsidiary other than a SPE Subsidiary), which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or any successor transferee of Indebtedness, fractional undivided interests or other securities that are to receive payments from, or that represent interests in, the cash flow derived from such Receivables and Related Assets or interests in such Receivables and Related Assets, or (ii) directly to one or more investors or other purchasers (other than the Company or any Subsidiary), it being understood that a Permitted Securitization may involve (A) one or more sequential transfers or pledges of the same Receivables and Related Assets, or interests therein (such as a sale, conveyance or other transfer to an SPE Subsidiary followed by a pledge of the transferred Receivables and Related Assets to secure Indebtedness incurred by the SPE Subsidiary), and all such transfers, pledges and Indebtedness incurrences shall be part of and constitute a single Permitted Securitization, and (B) periodic transfers or pledges of Receivables and/or revolving transactions in which new Receivables and Related Assets, or interests therein, are transferred or pledged upon collection of previously transferred or pledged Receivables and Related Assets, or interests therein, provided that any such transactions shall provide for recourse to such Subsidiary (other than any SPE Subsidiary) or the Company (as applicable) only in respect of the cash flows in respect of such Receivables and Related Assets and to the extent of other customary securitization undertakings in the jurisdiction relevant to such transactions.

The “amount” or “principal amount” of any Permitted Securitization shall be deemed at any time to be (1) the aggregate principal or stated amount of the Indebtedness, fractional undivided interests (which stated amount may be described as a “net investment” or similar term reflecting the amount invested in such undivided interest) or other securities incurred or issued pursuant to such Permitted Securitization, in each case outstanding at such time, or (2) in the case of any Permitted Securitization in respect of which no such Indebtedness, fractional undivided interests or securities are incurred or issued, the cash purchase price paid by the buyer in connection with its purchase of Receivables less the amount of collections received in respect of such Receivables and paid to such buyer, excluding any amounts applied to purchase fees or discount or in the nature of interest.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“principal” of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

“Quotation Agent” means the Reference Treasury Dealer selected by the Company after consultation with the Trustee.

“Rating Agency” means Standard & Poor’s and Moody’s or if Standard & Poor’s or Moody’s or both shall not make a rating on the Securities publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors of the Company delivered to the Trustee) which shall be substituted for Standard & Poor’s or Moody’s or both, as the case may be.

“Receivables” means accounts receivable (including all rights to payment created by or arising from the sales of goods, leases of goods or the rendition of services, no matter how evidenced (including in the form of chattel paper) and whether or not earned by performance).

“Reference Treasury Dealer” means J.P Morgan Securities Inc., Banc of America Securities LLC and their respective successors and assigns and two other nationally recognized investment banking firms selected by the Company that are primary U.S. Government securities dealers.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such redemption date.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, purchase, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

(1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced; provided that if the Refinancing Indebtedness is subordinated in right of payment to the Securities, the Parent Guaranty or the Subsidiary Guaranties, then such Refinancing Indebtedness shall have a Stated Maturity after the maturity date of the Indebtedness being Refinanced;

(2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced; provided that if the Refinancing Indebtedness is subordinated in right of payment to the Securities, the Parent Guaranty or the Subsidiary Guaranties, then no portion of such Refinancing Indebtedness shall mature until after the maturity date of the Indebtedness being Refinanced;

(3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; and

(4) if the Indebtedness being Refinanced is subordinated in right of payment to the Securities, such Refinancing Indebtedness is subordinated in right of payment to the Securities at least to the same extent as the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that is not a Subsidiary Guarantor that Refinances Indebtedness of a Subsidiary Guarantor or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

“Refinancing Transaction” means the initial borrowings under the Credit Agreement on the Issue Date, the offering of the Securities pursuant to the Offering Memorandum and the use of proceeds from each as described in the Offering Memorandum.

“Related Business” means any business in which the Company or any of the Restricted Subsidiaries was engaged on the Issue Date and any business related, ancillary or complementary to such business.

“Related Person” means, with respect to any Person, (1) any controlling stockholder, controlling member, general partner, Subsidiary, or spouse or immediate family member (in the case of an individual), of such Person, (2) any estate, trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners or owners of which consist solely of one or more Permitted Holders and/or such other Persons referred to in the immediately preceding clause (1), or (3) any executor, administrator, trustee, manager, director or other similar fiduciary of any Person referred to in the immediately preceding clause (2), acting solely in such capacity.

“Restricted Payment” with respect to any Person means:

(1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than (A) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) or options, warrants or other rights to purchase Capital Stock (other than Disqualified Stock), (B) dividends or distributions payable solely to the Company or a Restricted Subsidiary and (C) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

(2) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Capital Stock of the Company held by any Person (other than by a Restricted Subsidiary) or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than by the Company or a Restricted Subsidiary), including in connection with any merger or consolidation and including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

(3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Obligations of the Company or any Subsidiary Guarantor (other than from the Company or a Restricted Subsidiary); or

(4) the making of any Investment (other than a Permitted Investment) in any Person after the Issue Date.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Company secured by a Lien.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security Documents” means the security agreements, pledge agreements, mortgages, collateral assignments and related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured or otherwise modified from time to time, creating the security interest in the collateral as contemplated by this Indenture.

“Senior Indebtedness” means with respect to any Person,:

(1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

(2) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above, unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such Indebtedness or other Obligations are subordinate or pari passu in right of payment to the Securities or the Guaranty of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

(A) any obligation of such Person to the Company or any Subsidiary;

(B) any liability for Federal, state, local or other taxes owed or owing by such Person;

(C) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(D) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(E) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture; provided, however, that with respect to any Indebtedness Incurred under a Credit Facility, no such violation shall be deemed to exist for the purpose of this clause (E) if the holders of such Indebtedness or their representatives shall have received an Officers’ Certificate to the effect that the Incurrence of the Indebtedness does not (or, in the case of a revolving credit facility thereunder, the Incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate this Indenture.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“SPE Subsidiary” means any Subsidiary formed solely for the purpose of, and that engages only in, one or more Permitted Securitizations.

“Standard & Poor’s” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subordinated Obligation” means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities, the Parent Guaranty or a Subsidiary Guaranty of such Person, as the case may be, pursuant to a written agreement to that effect.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person.

“Subsidiary Guarantor” means each Subsidiary of the Company that executes this Indenture as a guarantor on the Issue Date and each other Subsidiary of the Company that thereafter guarantees the Securities and this Indenture pursuant to the terms of this Indenture.

“Subsidiary Guaranty” means a Guarantee by a Subsidiary Guarantor of the Company’s obligations with respect to the Securities, this Indenture and, to the extent permitted under Section 4.03, the Additional Securities, if any.

“Tangible Assets” means the total consolidated assets of the Company and its Restricted Subsidiaries less goodwill and other intangible assets (net), in each case as shown on the most recent available internal balance sheet of the Company.

“Temporary Cash Investments” means any of the following:

(1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed or insured by the United States of America or any agency thereof;

(2) investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(4) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to Standard & Poor’s;

(5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by Standard & Poor’s or “A” by Moody’s; and

(6) investments in money market funds that invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of this Indenture.

“Total Assets” means the total consolidated assets of, in the case of the Company, the Company and its Restricted Subsidiaries, and, in the case of Foreign Subsidiaries, the total consolidated assets of such Foreign Subsidiaries, in each case as shown on the most recent available internal balance sheet of such Person.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Trust Officer” means any officer in the corporate trust office of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge and familiarity with the particular subject and shall also mean any officer who shall have direct responsibility for the administration of this Indenture.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect in the relevant jurisdiction from time to time. Unless otherwise specified, references to the Uniform Commercial Code herein refer to the New York Uniform Commercial Code.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Indebtedness under Section 4.03(a) and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or one or more other Wholly Owned Subsidiaries.

SECTION 1.02. Other Definitions.

Term	Defined in Indenture Section
“Affiliate Transaction”	4.07(a)
“Asset Sale Offer”	4.06(b)(2)
“Bankruptcy Law”	6.01
“Change of Control Offer”	4.09(b)
“covenant defeasance option”	8.01(b)
“Custodian”	6.01
“Event of Default”	6.01
“Excess Proceeds”	4.06(f)
“Guaranteed Obligations”	11.01
“Initial Lien”	4.08
“legal defeasance option”	8.01(b)
“Notes Collateral Sale Offer”	4.06(b)
“Offer”	4.06(b)
“Offer Amount”	4.06(c)(2)
“Offer Period”	4.06(c)(2)
“Paying Agent”	2.03
“Purchase Date”	4.06(c)(1)
“Registrar”	2.03
“Successor Company”	5.01(a)(1)
“Suspended Covenants”	4.14(a)
“Suspension Date”	4.14(a)
“Reversion Date”	4.14(b)

Term	Defined in 144A/Regulation S Appendix Section
“Agent Members”	2.1(b)
“Global Securities”	2.1(a)
“Permanent Regulation S Global Security”	2.1(a)
“Regulation S”	2.1(a)
“Regulation S Global Security”	2.1(a)
“Rule 144A”	2.1(a)
“Rule 144A Global Security”	2.1(a)
“Temporary Regulation S Global Security”	2.1(a)

SECTION 1.03. Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” means including without limitation;

(5) words in the singular include the plural and words in the plural include the singular;

(6) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(7) secured Indebtedness shall not be deemed to be subordinate or junior to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral;

(8) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(9) the principal amount of any Preferred Stock shall be (A) the maximum liquidation value of such Preferred Stock or (B) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

(10) all references to the date the Securities were originally issued shall refer to the Issue Date.

ARTICLE 2

The Securities

SECTION 2.01. Form and Dating. Provisions relating to the Original Securities are set forth in the Rule 144A/Regulation S Appendix attached hereto (the “Appendix”) which is hereby incorporated in, and expressly made part of, this Indenture. The Original Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in, and expressly made a part of, this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in the Appendix and Exhibit 1 are part of the terms of this Indenture.

SECTION 2.02. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Wholly Owned Subsidiary incorporated or organized within The United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

SECTION 2.06. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(1) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.06.

SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security (including, without limitation, attorneys’ fees and disbursements in replacing such Security).

Every replacement Security is an additional Obligation of the Company.

In the event of any such mutilated, lost, destroyed or wrongfully taken Security has become due and payable, the Company in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09. Temporary Securities. Until Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities and deliver them in exchange for temporary Securities.

SECTION 2.10. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.12. CUSIP Numbers, ISINs, etc. The Company in issuing the Securities may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall advise the Trustee in writing of any change in any “CUSIP” numbers, ISINs or “Common Code” numbers applicable to the Securities.

SECTION 2.13. Issuance of Additional Securities. After the Issue Date, the Company shall be entitled, subject to its compliance with Section 4.03, to issue Additional Securities under this Indenture, which Securities shall have identical terms as the Original Securities issued on the Issue Date, other than with respect to the date of issuance and issue price. All the Securities issued under this Indenture shall be treated as a single class for all purposes of this Indenture including waivers, amendments, redemptions and offers to purchase.

With respect to any Additional Securities, the Company shall set forth in a resolution of the Board of Directors and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(1) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture and the provision of Section 4.03 that the Company is relying on to issue such Additional Securities; and

(2) the issue price, the issue date and the CUSIP number of such Additional Securities; provided, however, that no Additional Securities may be issued at a price that would cause such Additional Securities to have “original issue discount” within the meaning of Section 1273 of the Code.

ARTICLE 3

Redemption

SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

The Company shall give each notice to the Trustee provided for in this Section no later than two Business Days prior to the intended mailing date but not more than 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

SECTION 3.02. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed on a pro rata basis in compliance with exchange requirements or, if pro rata basis is not practical for any reason, by lot or by such other method as the Trustee shall deem fair and reasonable. The Trustee shall make the selection from outstanding

Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $2,000. Securities and portions of them the Trustee selects shall be in principal amounts of $2,000 or a whole multiple of $1,000 in excess thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder’s registered address.

The notice shall identify the Securities to be redeemed and shall state:

(1) the redemption date;

(2) the redemption price;

(3) the name and address of the Paying Agent;

(4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

(6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(7) the “CUSIP” number, ISIN or “Common Code” number, if any, printed on the Securities being redeemed; and

(8) that no representation is made as to the correctness or accuracy of the “CUSIP” number, ISIN, or “Common Code” number, if any, listed in such notice or printed on the Securities.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section.

SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), and such Securities shall be canceled by the Trustee. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder. Notwithstanding the foregoing, notice of any redemption pursuant to the fourth paragraph of paragraph 5 of the form of Security may be given prior to the completion thereof and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

SECTION 3.05. Deposit of Redemption Price. Prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE 4

Covenants

SECTION 4.01. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 4.02. SEC Reports. Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC (subject to the next sentence) and provide the Trustee and Securityholders with such annual reports and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such reports to be so filed and provided that the times specified for the filings of such reports under such Sections and containing in all material respects, all the information, audit reports and exhibits required for such reports. If at any time, the Company is not subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding sentence with the SEC within the time periods required unless the SEC will not accept such a filing. The Company agrees that it will not take any action for the purpose of causing the SEC not to accept any such filings. If notwithstanding the foregoing, the SEC will not accept such filings for any reason, the Company will post the reports specified in the preceding sentence on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

In addition, in the event that:

(a) the rules and regulations of the SEC permit a parent entity to report at such parent entity’s level on a consolidated basis, and

(b) such parent entity is a Guarantor of the Securities and is not engaged in any business in any material respect other than incidental to its ownership of the Capital Stock of the Company,

such consolidated reporting by such parent entity in a manner consistent with that described in this Section 4.02 for the Company will satisfy this Section 4.02.

At any time that any of the Company’s Subsidiaries are Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

The Company shall conduct a conference call quarterly in which Holders of the Securities may participate to discuss the information furnished pursuant to the preceding paragraphs no later than 15 days after furnishing any such annual or quarterly information.

In addition, the Company shall furnish to the Holder of the Securities and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as any Securities are not freely transferable under the Securities Act.

SECTION 4.03. Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and its Subsidiary Guarantors shall be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, the Consolidated Coverage Ratio exceeds 2.0 to 1.

(b) Notwithstanding the foregoing paragraph (a), the Company and the Restricted Subsidiaries shall be entitled to Incur any or all of the following Indebtedness:

(1) Indebtedness Incurred by the Company and any Restricted Subsidiaries pursuant to the Credit Facilities; provided, however, that, immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (b)(1) and then outstanding does not exceed the greater of (x) $400.0 million less the sum of all permanent principal payments with respect to such Indebtedness made with Net Available Cash pursuant to Section 4.06 and (y) the Borrowing Base as of the date of such Incurrence;

(2) Indebtedness owed to and held by the Company or a Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon not permitted by this clause (2), (B) any Indebtedness of the Company owing to any Restricted Subsidiary that is not a Subsidiary Guarantor shall be expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities and (C) any Indebtedness of a Subsidiary Guarantor owing to any Restricted Subsidiary that is not a Subsidiary Guarantor shall be expressly subordinated to the prior payment in full in cash of all obligations of such Subsidiary Guarantor or with respect to its Subsidiary Guaranty;

(3) the Securities (other than any Additional Securities) and the Existing Notes;

(4) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this Section 4.03(b));

(5) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company); provided, however, that on the date of such acquisition and after giving pro forma effect thereto, either (x) the Company would have been entitled to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.03(a) or (y) the Consolidated Coverage Ratio would be greater than immediately prior to such acquisition;

(6) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to Section 4.03(a) or pursuant to clause (3), (4) or (5) of this Section 4.03(b) or this clause (6); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to clause (5), such Refinancing Indebtedness shall be Incurred only by such Subsidiary;

(7) Hedging Obligations that are incurred in the ordinary course of business (and not for speculative purposes) (1) consisting of Interest Rate Agreements directly related to Indebtedness permitted to be Incurred by the Company and the Restricted Subsidiaries pursuant to this Indenture, (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges or (3) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases;

(8) the Incurrence of Indebtedness in respect of workers’ compensation claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance or self-insurance obligations, reclamation, statutory obligations, bankers’ acceptances, performance, surety or similar bonds and letters of credit or completion or performance guarantees or other similar obligations, in each case in the ordinary course of business;

(9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;

(10) Indebtedness consisting of the Subsidiary Guaranty of a Subsidiary Guarantor and any Guarantee by a Subsidiary Guarantor of Indebtedness Incurred in accordance with the provisions of this Indenture;

(11) Indebtedness (including Capital Lease Obligations) Incurred by the Company or any of its Subsidiary Guarantors to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets (but no other material assets)) and Refinancing Indebtedness in respect thereof in an aggregate principal amount which, when added together with the amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (11), does not exceed the greater of (x) $20.0 million and (y) 1.5% of Total Assets of the Company;

(12) Indebtedness Incurred by Foreign Subsidiaries in an aggregate principal amount (or accreted value, as applicable) at any time outstanding pursuant to this clause (12), not to exceed the greater of (x) $30.0 million and (y) 6% of the Total Assets of the Foreign Subsidiaries;

(13) Permitted Securitizations; provided, however, that after giving effect to any such Incurrence and the application of the net proceeds therefrom, the aggregate principal amount of all such Indebtedness shall not exceed an amount that, if added to the amount of the Indebtedness outstanding under clauses (1) and (14) of this Section 4.03(b)), would exceed the aggregate amount of Indebtedness that could then be Incurred under Section 4.03(b)(1);

(14) Other Pari Passu Lien Obligations that are not secured by Liens on the ABL Collateral that are senior to the Liens on the ABL Collateral securing the Securities; provided that, after giving effect to any such Incurrence and the application of the net proceeds therefrom, the aggregate principal amount of all such Indebtedness shall not exceed an amount that, if added to the amount of the Indebtedness outstanding under clauses (1) and (13) of this Section 4.03 (b), would exceed the aggregate amount of Indebtedness that could then be Incurred under Section 4.03(b)(1); and

(15) Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount which, when taken together with all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (14) of this Section 4.03(b) or Section 4.03(a)), does not exceed $40.0 million.

(c) Notwithstanding the foregoing, neither the Company nor any Subsidiary Guarantor shall Incur any Indebtedness pursuant to Section 4.03(b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Company or any Subsidiary Guarantor unless such Indebtedness meets the requirements of Refinancing Indebtedness.

(d) For purposes of determining compliance with this Section 4.03,

(1) any Indebtedness remaining outstanding under the Credit Agreement on the date of this Indenture after the application of the net proceeds from the sale of the Securities will be treated as Incurred on the Issue Date under clause (1) of paragraph (b) above; and any Indebtedness Incurred by a SPE Subsidiary in a Permitted Securitization that is outstanding on the Issue Date will be treated as incurred under clause (13) of paragraph (b) above;

(2) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness (or any portion thereof) at the time of Incurrence and will only be required to include the amount and type of such Indebtedness in one of the above clauses;

(3) the Company will be entitled at the time of Incurrence to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above, and with respect to any Indebtedness Incurred pursuant to any specific clause under Section 4.03(b), the Company may after such Indebtedness is Incurred reclassify all or a portion of such Indebtedness under a different clause of Section 4.03(b); and

(4) Indebtedness Incurred under clauses (11), (12) and (15) of Section 4.03(b) of Section 4.03 shall be reclassified automatically as having been incurred pursuant to Section 4.03(a) if at any date after such Indebtedness is Incurred such Indebtedness could have been Incurred under Section 4.03(a) but only to the extent such Indebtedness could have been so Incurred.

(e) For purposes of determining compliance with any U.S. dollar restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent, determined on the date of the Incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars, covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars shall be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the non-U.S. currency Indebtedness being Refinanced shall be deemed to be the U.S. Dollar Equivalent of the Indebtedness Refinanced at the time of such Refinancing even if the principal amount of the Refinancing Indebtedness in such non-U.S. currency at the time of Incurrence exceeds the principal amount of the Indebtedness in such non-U.S. currency being Refinanced, except to the extent that such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness shall be determined in accordance with the preceding sentence.

SECTION 4.04. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(1) a Default shall have occurred and be continuing (or would result therefrom);

(2) the Company is not entitled to Incur an additional $1.00 of Indebtedness under Section 4.03(a); or

(3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the November 30, 2004 (except as specifically excluded in Section 4.04(b)) would exceed the sum of (without duplication):

(A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter ended for which internal financial statements are available prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

(B) the sum of (x) 100% of the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees), (y) 100% of the Fair Market Value of property constituting Additional Assets or Temporary Cash Investments received (including by way of merger) by the Company or a Restricted Subsidiary subsequent to the Issue Date in exchange for, or as a capital contribution in respect of, Capital Stock (other than Disqualified Stock) of the Company (other than any such property received from a Subsidiary of the Company); provided that if the Fair Market Value of any Additional Assets exceeds $25.0 million, such Fair Market Value shall be confirmed by an Independent Qualified Party and (z) 100% of any cash capital contribution received by the Company from its shareholders subsequent to the Issue Date; plus

(C) the amount by which Indebtedness of the Company is reduced on the Company’s balance sheet upon the conversion or exchange subsequent to the Issue Date of any Indebtedness of the Company or any Restricted Subsidiary convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange) provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to a Subsidiary of the Company or to an employee stock ownership plan or a trust established by the Company or any of its Subsidiaries for the benefit of their employees); plus

(D) an amount equal to the sum of (i) the net reduction in the Investments (other than Permitted Investments) since the Issue Date made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Subsidiary and (ii) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that, except in the case of any Subsidiary that is designated as an Unrestricted Subsidiary on the Issue Date, the foregoing sum shall not exceed, in the case of any Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

(b) The provisions of Section 4.04(a) shall not prohibit:

(1) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) or a substantially concurrent cash capital contribution received by the Company from its shareholders; provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under Section 4.04(a)(3)(B);

(2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent Incurrence of Refinancing Indebtedness of such Person which is permitted to be Incurred pursuant to Section 4.03 and the other terms of this Indenture; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

(3) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section 4.04; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

(4) (x) the purchase, redemption or other acquisition of shares of Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors, former directors, consultants or former consultants of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors, former directors, consultants or former consultants), pursuant to the terms of (i) agreements (including employment agreements) or (ii) plans (or amendments thereto) approved by the Board of Directors of the Company, in each case, under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock and (y) dividends to Parent to be used by Parent to execute the transactions described in clause (x) above; provided, however, that the aggregate amount of such Restricted Payments (excluding amounts representing cancellation of Indebtedness) shall not exceed the sum of (A) $2.0 million in any fiscal year after the Issue Date, provided that any amount not so used in any fiscal year may be used in the next fiscal year and that the aggregate amount used pursuant to this clause (A) after the Issue Date shall not exceed $10.0 million, (B) the Net Cash Proceeds from the sale of Capital Stock to members of management, consultants, former consultants or directors of the Company and its Subsidiaries that occurs after the Issue Date (to the extent the Net Cash Proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3)(B) of paragraph (a) above) and (C) the cash proceeds of any “key man” life insurance policies that are used to make such repurchases; provided further, however, that (x) such repurchases and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments and (y) the Net Cash Proceeds from such sale and pursuant to this clause (4) shall be excluded from the calculation of amounts under Section 4.04(a)(3)(B);

(5) the declaration and payments of dividends on Disqualified Stock issued pursuant to Section 4.03; provided, however, that, at the time of payment of such dividend, no Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments;

(6) repurchases of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

(7) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company; provided, however, that any such cash payment shall not be for the purpose of evading the limitations of this Section 4.04; provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

(8) in the event of a Change of Control, and if no Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or any Subsidiary Guarantor, in each case, at a purchase price not greater than 101% of the principal amount of such Subordinated Obligations, plus any accrued and unpaid interest thereon; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company (or a third party to the extent permitted by this Indenture) has made a Change of Control Offer with respect to the Securities as a result of such Change of Control and has repurchased all Securities validly tendered and not withdrawn in connection with such Change of Control Offer; provided further, however, that such payments, purchases, redemptions, defeasances or other acquisitions or retirements shall be included in the calculation of the amount of Restricted Payments;

(9) payments of intercompany Indebtedness, the Incurrence of which was permitted under Section 4.03(b)(2); provided, however, that no Default has occurred and is continuing or would otherwise result therefrom; provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payment.

(10) dividends or distributions to Parent (x) to be used by Parent solely to pay its fees required to maintain its corporate existence and to pay for general corporate and overhead expenses (including salaries and other compensation of the employees) incurred by Parent in the ordinary course of its business; and (y) in amounts equal to amounts required by Parent to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to the Company or any of its Subsidiary Guarantors and that has been guaranteed by, or is otherwise considered Indebtedness of, the Company incurred in accordance with Section 4.03; provided, such dividends shall be excluded in the calculation of the amount of Restricted Payments;

(11) dividends, distributions or advances to Parent to be used by Parent to pay Federal, state and local taxes payable by Parent and directly attributable to (or arising as a result of) the operations of the Company and the Restricted Subsidiaries; provided, however, that such dividends pursuant to this clause (11) are used by Parent for such purposes within 10 days of the receipt of such dividends; provided further, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments;

(12) cash dividends or other distributions on the Company’s Capital Stock used to, or the making of loans to Parent to, fund the payment of fees and expenses owed by the Company or its Restricted Subsidiaries to Affiliates, to the extent the payment of such fees and expenses are permitted by Section 4.07; provided, however, that such amounts shall be excluded in the calculation of the amount of Restricted Payments;

(13) the payment of dividends or distributions on the Company’s common equity of up to 6.0% per calendar year of the net proceeds received by the Company from any public Equity Offering or contributed to equity capital of the Company by Parent from any public Equity Offering since the Issue Date; provided, however, that such dividends or distributions shall be included in the calculation of Restricted Payments; provided further, however, that at the time of payment of such dividends or distribution, no Default shall have occurred and be continuing (or result therefrom);

(14) the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary by, any Unrestricted Subsidiaries; provided, however, that such amounts shall be excluded in the calculation of the amount of Restricted Payments;

(15) so long as no Default or Event of Default has occurred and is continuing, other Restricted Payments in an aggregate amount, taken together with all other Restricted Payments made pursuant to this clause (15) since the Issue Date not to exceed $20 million; provided, however, that such payments shall be included in the calculation of the amount of Restricted Payments; and

(16) so long as no Default or Event of Default has occurred and is continuing, any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of the Existing Notes; provided that the aggregate amount of all such payments pursuant to this clause (16) shall not exceed $35.0 million; provided further that such payments shall be excluded in the calculation of the amount of Restricted Payments.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to this Section 4.04.

SECTION 4.05. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary that is not a Subsidiary Guarantor to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:

(1) with respect to clauses (a), (b) and (c),

(A) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date;

(B) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

(C) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in Section 4.05(1)(A) or (B) or this clause (C) or contained in any amendment to an agreement referred to in Section 4.05(1)(A) or (B) or this clause (C); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the Securityholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

(D) any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(E) with respect to any Foreign Subsidiary, any encumbrance or restriction contained in the terms of any Indebtedness, or any agreement pursuant to which such Indebtedness was issued;

(F) provisions limiting the disposition or distribution of assets or property or transfer of Capital Stock in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements, limited liability company organizational documents, and other similar agreements entered into in the ordinary course of business, consistent with past practice or with the approval of the Company’s Board of Directors, which limitation is applicable only to the assets, property or Capital Stock that are the subject of such agreements;

(G) restrictions on cash, Temporary Cash Investment or other deposits or net worth imposed by customers or lessors under contracts or leases entered into in the ordinary course of business;

(H) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(I) any restriction arising under applicable law, regulation or order; and

(J) restrictions or conditions, governing any Indebtedness incurred in connection with Permitted Securitizations which was permitted under Section 4.03(b)(13) if such restrictions or conditions apply only to the Receivables and the Related Assets that are the subject of the Permitted Securitization, and restrictions or conditions imposed on any SPE Subsidiary in connection with any Permitted Securitization;

(2) with respect to clause (c) only,

(A) any encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

(B) any encumbrance or restriction contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages;

(C) non-assignment provisions or subletting restrictions in contracts, leases and licenses entered into in the ordinary course of business; and

(D) encumbrances on property that exist at the time the property was acquired by the Company or a Restricted Subsidiary, provided such encumbrances were not put in place in anticipation of such acquisition; and

(3) any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in paragraphs (1) and (2) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

SECTION 4.06. Limitation on Sales of Assets and Subsidiary Stock. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition of any Notes Collateral, unless (1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value (including as to the value of all non-cash consideration) of the shares and assets subject to such Asset Disposition; (2) except in the case of any Permitted Asset Swap, at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents; (3) to the extent that any consideration received by the Company and its Restricted Subsidiaries in such Asset Disposition, including any Permitted Asset Swap, constitute securities or other assets that constitute Notes Collateral, such securities or other assets, including the assets of any Person that becomes a Restricted Subsidiary of the Company as a result of such transaction, are concurrently with their acquisition added to the Notes Collateral securing the Securities, other than Excluded Assets; and (4) the Net Available Cash from such Asset Disposition is paid directly by the purchaser thereof to the Noteholder Collateral Agent to be held in trust in an Asset Sale Proceeds Account for application in accordance with this Section 4.06.

Notwithstanding the foregoing provisions of this Section 4.06(a), the Company and its Restricted Subsidiaries will not be required to cause any Net Available Cash to be held in an Asset Sale Proceeds Account in accordance with Section 4.06(a)(4) except to the extent the aggregate Net Available Cash from all Asset Dispositions of Notes Collateral which are not held in an Asset Sale Proceeds Account, or have not been previously applied in accordance with the provisions of the following paragraphs relating to the application of Net Available Cash from Asset Dispositions of Notes Collateral, exceeds $10 million.

(b) Within 365 days after the Note Collateral Agent’s receipt of the Net Available Cash from an Asset Disposition of any Notes Collateral, the Company or such Restricted Subsidiary shall at its option do any one or more of the following:

(1) acquire Additional Assets; provided, however, that such Additional Assets, including the assets of any Person that becomes a Restricted Subsidiary of the Company as a result of such acquisition, are concurrently with their acquisition added to the Notes Collateral securing the Securities; or

(2) make one or more offers to the Holders of the Securities (and, at the option of the Company, the holders of Other Pari Passu Lien Obligations) to purchase Securities (and such Other Pari Passu Lien Obligations) pursuant to and subject to the conditions contained in this Indenture (each, a “Notes Collateral Asset Sale Offer”); provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (2), the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

Notwithstanding the foregoing provisions of this Section 4.06(b), the Company and Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this Section 4.06(b) until the aggregate Net Available Cash from all Asset Dispositions of Notes Collateral which are not applied in accordance with this Section 4.06(b) exceeds $20 million.

(c) The Company shall commence a Notes Collateral Asset Sale Offer with respect to the Net Available Cash from any Asset Disposition of Notes Collateral not later than 10 Business Days after the later of (x) the 365th day after such Asset Disposition of Notes Collateral to the extent such Net Available Cash has not been used in accordance with Section 4.06(b) and (y) the date that the Net Available Cash from Asset Dispositions of Notes Collateral not applied in accordance with this covenant exceeds $20 million by mailing the notice required pursuant to the terms of this Indenture, with a copy to the Trustee. After the Company or any Restricted Subsidiary has applied the Net Available Cash from any Asset Disposition of any Notes Collateral as provided in, and within the time periods required by, Section 4.06(b) and (c), the balance of such Net Available Cash, if any, from such Asset Disposition of any Notes Collateral shall be released by the Noteholder Collateral Agent to the Company or such Restricted Subsidiary for use by the Company or such Restricted Subsidiary for any purpose not prohibited by the terms of this Indenture and shall cease to constitute Net Available Cash of Asset Dispositions of Notes Collateral subject to the provisions of this Section 4.06. Additionally, the Company may, at its option, make a Notes Collateral Asset Sale Offer using proceeds from any Asset Disposition of Notes Collateral at any time after consummation of such Asset Disposition.

(d) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly consummate an Asset Disposition (other than an Asset Disposition of Notes Collateral) unless:

(1) the Company or such Restricted Subsidiary) receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value (including as to the value of all non-cash consideration) of the shares and assets subject to such Asset Disposition; and

(2) except in the case of any Permitted Asset Swap, at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents.

(e) Within 365 days after the Company’s or Restricted Subsidiary’s receipt of the Net Available Cash from an Asset Disposition specified in Section 4.06(d), the Company or such Restricted Subsidiary may at its option do any one or more of the following:

(1) permanently reduce any Indebtedness under the Credit Agreement and/or any Indebtedness secured by a Permitted Lien (including the Credit Facilities) or any Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor (and, in the case of revolving obligations, to correspondingly reduce commitments with respect thereto) or any Pari Passu Indebtedness, in each case other than Indebtedness owed to the Company or a Subsidiary of the Company; provided, however, that if the Company or any Subsidiary Guarantor shall so reduce any Pari Passu Indebtedness, the Company shall equally and ratably reduce Indebtedness under the Securities by making an offer to all Holders of Securities to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, the pro rata principal amount of the Securities, such offer to be conducted in accordance with the procedures set forth below for an Asset Sale Offer but without any further limitation in amount; or

(2) acquire Additional Assets.

(f) Pending the final application of any such Net Available Cash, the Company or such Restricted Subsidiary of the Company may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Available Cash in Temporary Cash Investments. Any Net Available Cash from any Asset Disposition (other than an Asset Disposition of Notes Collateral) that are not applied as provided and within the 365-day time period set forth in Section 4.06(e) will be deemed to constitute “Excess Proceeds”. When the aggregate amount of Excess Proceeds exceeds $20 million, the Company shall make an offer to all Holders of Securities (and, at the option of the Company, to holders of any Pari Passu Indebtedness) (an “Asset Sale Offer”) to purchase the maximum principal amount of Securities (and principal amount or accreted value, as applicable, of such Pari Passu Indebtedness), that is an integral multiple of $1,000 that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any (or, in respect of such Pari Passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such Pari Passu Indebtedness), to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. The Company shall commence an Asset Sale Offer with respect to Excess Proceeds not later than ten Business Days after the date that Excess Proceeds exceed $20 million by mailing the notice required pursuant to the terms of this Indenture, with a copy to the Trustee. To the extent that the aggregate amount of Securities (and such Pari Passu Indebtedness) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Securities (and such Pari Passu Indebtedness) surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Securities (and the Company or the trustee with respect to such Pari Passu Indebtedness, shall select such Pari Passu Indebtedness) to be purchased in the manner described in clause (g) below. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds which served as the basis for such Asset Sale Offer shall be reduced to zero. Additionally, the Company may, at its option, make an Asset Sale Offer using proceeds from any Asset Disposition at any time after consummation of such Asset Disposition.

(g) If more Securities (and any Other Pari Passu Lien Obligations) are tendered pursuant to a Notes Collateral Asset Sale Offer than the Company is required to purchase, the principal amount of the Securities to be purchased will be determined pro rata based on the principal amounts so tendered and the selection of the actual Securities for purchase shall be made by the Trustee on a pro rata basis to the extent practicable; provided, however, that no Securities (or any Other Pari Passu Lien Obligations) of $2,000 or less shall be purchased in part. If more Securities (and Pari Passu Indebtedness) are tendered pursuant to an Asset Sale Offer than the Company is required to purchase, the principal amount of the Securities to be purchased shall be determined pro rata based on the principal amounts so tendered and the selection of the actual Securities for purchase shall be made by the Trustee on a pro rata basis to the extent practicable; provided, however, that no Securities (or Pari Passu Indebtedness) of $2,000 or less shall be purchased in part.

(h) For the purposes of Section 4.06, the following shall be deemed to be cash or cash equivalents:

(1) Temporary Cash Investments;

(2) the assumption or discharge of Indebtedness of the Company (other than obligations in respect of Disqualified Stock of the Company) or any Restricted Subsidiary (other than obligations in respect of Disqualified Stock or Preferred Stock of a Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness other than, in each case, Indebtedness constituting Subordinated Obligations, in connection with such Asset Disposition; and

(3) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash, to the extent of cash received in that conversion within 90 days of the receipt of such securities.

(i) For the purposes of this Section 4.06, any sale by the Company or a Restricted Subsidiary of the Capital Stock of a Restricted Subsidiary that owns assets constituting Notes Collateral or ABL Collateral shall be deemed to be sale of such Notes Collateral or ABL Collateral (or, in the event of a Restricted Subsidiary that owns assets that include any combination of Notes Collateral and ABL Collateral a separate sale of each of such Notes Collateral and ABL Collateral). In the event of any such sale (or a sale of assets that includes any combination of Notes Collateral and ABL Collateral), the proceeds received by the Company and the Restricted Subsidiaries in respect of such sale shall be allocated to the Notes Collateral and ABL Collateral in accordance with their respective fair market values, which shall be determined by the Board of Directors of the Company in good faith or, in the case of an Asset Disposition involving an amount in excess of $25.0 million, an Independent Qualified Party. In addition, for purposes of this covenant, any sale by the Company or any Restricted Subsidiary of the Capital Stock of any Person that does not own any assets constituting Notes Collateral will not be subject to Sections 4.06(a) through (c), but rather will be subject to Section 4.06(d) through (f).

(j) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.06. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.06, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.06 by virtue of its compliance with such securities laws or regulations.

SECTION 4.07. Limitation on Affiliate Transactions. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an “Affiliate Transaction”) unless:

(1) the terms thereof are no less favorable to the Company and its Restricted Subsidiaries, taken as a whole, than those that could be obtained at the time of the Affiliate Transaction in arm’s-length dealings with a Person who is not an Affiliate;

(2) if such Affiliate Transaction involves an amount in excess of $10.0 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the non-employee directors of the Company disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors of the Company; and

(3) if such Affiliate Transaction involves an amount in excess of $25.0 million, the Board of Directors of the Company shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted

Subsidiaries or is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a Person who was not an Affiliate.

(b) The provisions of Section 4.07(a) shall not prohibit:

(1) any Investment (other than a Permitted Investment) or other Restricted Payment, in each case permitted to be made pursuant to Section 4.04;

(2) any payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, employee benefit plans, stock options and stock ownership plans in the ordinary course of business or consistent with past practice;

(3) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $5.0 million in the aggregate outstanding at any one time;

(4) the payment of reasonable fees to and indemnity provided on behalf of directors, officers, employees and consultants of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries;

(5) any transaction with the Company, a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

(6) payment to Cypress Group L.L.C. and any of its Affiliates of (x) monitoring or management, consulting, advisory or similar fees in an amount not to exceed $3.0 million in any fiscal year (plus reasonable out-of-pocket expenses incurred in connection therewith) and (y) fees in respect of financial advisory, financing, underwriting or placement services or in respect of other investment banking activities with respect to any completed transaction, including any acquisitions or divestitures, which payments do not exceed 1.5% of the value of such completed transaction;

(7) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company and the granting and performance of registration rights;

(8) pledges of Capital Stock of Unrestricted Subsidiaries for the benefit of lenders of Unrestricted Subsidiaries;

(9) any agreement as in effect on the Issue Date and described in the Offering Memorandum or any renewals or extensions of any such agreement (so long as such renewals or extensions, taken as a whole, are not less favorable to the Company or the Restricted Subsidiaries) and the transactions evidenced thereby; and

(10) any transaction effected as part of a Permitted Securitization.

SECTION 4.08. Limitation on Liens. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien (the “Initial Lien”) of any kind upon any of their property or assets, now owned or hereafter acquired, except:

(1) in the case of the Notes Collateral, any Initial Lien if (i) such Initial Lien expressly ranks junior to the first-priority security interest intended to be created in favor of the Noteholder Collateral Agent for the benefit of the Trustee and the Holders of the Securities pursuant to the Security Documents; provided, however, that the terms of such junior interest will be no more favorable to the beneficiaries thereof than the terms contained in the Intercreditor Agreement; or (ii) such Initial Lien is a Permitted Collateral Lien;

(2) in the case of the ABL Collateral, any Initial Lien if (i) the Securities are equally and ratably secured on a second priority basis by such ABL Collateral until such time as such Initial Lien is released or (ii) such Initial Lien is a Permitted Lien; and

(3) in the case of any other asset or property, any Initial Lien if (i) the Securities are equally and ratably secured with (or on a senior basis to, in the case such Initial Lien secures any Subordinated Indebtedness) the obligations secured by such Initial Lien or (ii) such Initial Lien is a Permitted Lien.

Any Lien created for the benefit of the Holders of the Securities pursuant to clause (2) or (3) of this Section 4.08 shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien which release and discharge in the case of any sale of any such asset or property shall not affect any Lien that the Noteholder Collateral Agent may have on the proceeds from such sale.

SECTION 4.09. Limitation on Line of Business. The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Related Business.

SECTION 4.10. Change of Control. (a) Upon the occurrence of a Change of Control unless the Company has executed its right to redeem all of the outstanding Securities pursuant to paragraph 5 of the Securities, each Holder shall have the right to require that the Company purchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date), in accordance with the terms contemplated in Section 4.10(b).

(b) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee (the “Change of Control Offer”) stating:

(1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder’s Securities that will remain outstanding after giving effect to any redemption of the Securities that the Company has elected to make pursuant to paragraph 5 of the Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

(2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to such Change of Control);

(3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

(4) the instructions, as determined by the Company, consistent with this Section, that a Holder must follow in order to have its Securities purchased.

(c) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

(d) On the purchase date, all Securities purchased by the Company under this Section shall be delivered by the Company to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

(e) Notwithstanding the foregoing provisions of this Section 4.10, the Company shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all the Securities validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control.

(f) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.10. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.10, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.10 by virtue of its compliance with such securities laws or regulations.

SECTION 4.11. Future Guarantors. The Company shall cause each domestic Restricted Subsidiary (other than an SPE Subsidiary) that Incurs any Indebtedness (other than Indebtedness permitted to be Incurred pursuant to Section 4.03(b)(2), (7), (8) or (9)) and each Foreign Subsidiary that enters into a Guarantee of any Senior Indebtedness (other than a Foreign Subsidiary that Guarantees Senior Indebtedness Incurred by another Foreign Subsidiary), to, in each case, at the same time, execute and deliver to the Trustee a supplemental indenture, security documents and intercreditor agreement pursuant to which such Restricted Subsidiary will Guarantee payment of the Securities on the same terms and conditions as those set forth in this Indenture and the other obligations of the Company under this Indenture and become party to the Security Documents and the Intercreditor Agreement. In addition, Parent will cause any of its Subsidiaries that hold any Capital Stock of the Company to execute and deliver to the Trustee a supplemental indenture, security documents and intercreditor agreement pursuant to which such subsidiary will Guarantee payment on the Securities on the same terms and conditions as those in this Indenture and the other obligations under this Indenture and become party to the Security Documents and the Intercreditor Agreement.

SECTION 4.12. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.13. Further Assurances. The Company, Parent and the Subsidiary Guarantors shall execute any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Security Documents in the Collateral or to carry out more effectively the purpose of the Intercreditor Agreement. In addition, from time to time, the Company will reasonably promptly secure the obligations under this Indenture, Security Documents and Intercreditor Agreement by pledging or creating, or causing to be pledged or created, perfected security interests with respect to the Collateral. Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance reasonably satisfactory to the Trustee.

SECTION 4.14. Suspended Covenants. (a) Following the first day (the “Suspension Date”) that (i) the Securities have an Investment Grade Rating from both of the Rating Agencies, and (ii) no Default has occurred and is continuing under this Indenture, the Company and its Restricted Subsidiaries will not be subject to Sections 4.03, 4.04, 4.05, 4.07 and 5.01(a)(3) of this Indenture (collectively, the “Suspended Covenants”).

(b) In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the Securities below an Investment Grade Rating, then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events. The period of time between the Suspension Date and the Reversion Date is referred to in this description as the “Suspension Period”. Notwithstanding that the Suspended Covenants may be reinstated, no default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period.

(c) On the Reversion Date, all Indebtedness Incurred during the Suspension Period will be classified to have been Incurred pursuant to Section 4.03(b)(4). Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.04 will be made as though Section 4.04 had been in effect prior to, but not during, the Suspension Period.

The Company shall give prompt notice to the Trustee of any Suspension Date or Reversion Date referred to in paragraphs (a) and (b) of this Section 4.14.

SECTION 4.15. Impairment of Security Interest. Subject to the rights of the holders of Permitted Liens and Permitted Collateral Liens, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, take or knowingly or negligently omit to take, any action or omission which would or could reasonably be expected to have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Noteholder Collateral Agent, the Trustee and the Holders of the Securities, except as permitted by Articles 9 or 10, the Security Documents or the Intercreditor Agreement.

SECTION 4.16. After Acquired Property. Promptly following the acquisition by the Company, Parent or any Subsidiary Guarantor of any After Acquired Property, subject to the terms of this Indenture and the Security Documents, the Company, Parent or such Subsidiary Guarantor shall execute and deliver such mortgages, deeds of trust, security instruments, financing statements and certificates and opinions of counsel as shall be reasonably necessary to vest in the Noteholder Collateral Agent a perfected security interest in such After Acquired Property and to have such After-Acquired Property added to the Notes Collateral or the ABL Collateral, as applicable, and thereupon all provisions of this Indenture relating to the Notes Collateral or the ABL Collateral, as applicable, shall be deemed to relate to such After Acquired Property to the same extent and with the same force and effect.

SECTION 4.17. Information Regarding Collateral. (a) The Company shall furnish to the Noteholder Collateral Agent, with respect to the Company, Parent or any Subsidiary Guarantor, prompt written notice of any change in such Person’s (i) corporate name, (ii) jurisdiction of organization or formation, (iii) identity or corporate structure or (iv) Federal Taxpayer Identification Number. The Company agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Noteholder Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Company also agrees promptly to notify the Noteholder Collateral Agent if any material portion of the Collateral is damaged or destroyed.

(b) Each year, at the time of delivery of the annual financial statements with respect to the preceding fiscal year, the Company shall deliver to the Trustee a certificate of a financial officer setting forth the information required to be in the Perfection Certificate pursuant to the Collateral Agreement or confirming that there has been no change in such information since the date of the prior delivered Perfection Certificate.

SECTION 4.18. Perfection of Security Interests. If the Company, Parent and the Subsidiary Guarantors are not able to complete on or prior to the Issue Date all filings and other similar actions required in connection with the perfection of the security interests securing the Securities, they shall complete such actions not later than December 31, 2009 or, in the case of Collateral acquired after the Issue Date, within four months of the date of such acquisition.

ARTICLE 5

Successor Company

SECTION 5.01. When Company May Merge or Transfer Assets. (a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

(1) the resulting, surviving or transferee Person (the “Successor Company”) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, security documents and intercreditor agreement, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities, the Indenture, the applicable Security Documents and the Intercreditor Agreement;

(2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(3) immediately after giving pro forma effect to such transaction, either (x) the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a) or (y) the Consolidated Coverage Ratio would be greater than immediately prior to such transaction; and

(4) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture;

provided, however, that clauses (2) and (3) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company (so long as no Capital Stock of the Company or the Successor Company (if not the Company) is distributed to any Person) or (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction.

For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and the predecessor Company in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Securities.

(b) The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or series of transactions, all or substantially all of its assets to any Person unless:

(1) except in the case of a Subsidiary Guarantor (x) that has been disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through a merger, consolidation or sale of Capital Stock or assets or (y) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary, the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by a supplemental indenture, security documents and intercreditor agreement, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guaranty, this Indenture the applicable Security Documents and the Intercreditor Agreement;

(2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

(3) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, complies with this Indenture.

(c) So long as the Parent Guaranty is in effect, Parent shall not merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

(1) the resulting, surviving or transferee Person (if not Parent) shall be a Person organized and existing under the laws of the jurisdiction under which Parent was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume by supplemental indenture, security documents and intercreditor agreement, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of Parent, if any, under the Parent Guaranty, this Indenture, the applicable Security Documents and the Intercreditor Agreement;

(2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

(3) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement, if any, complies with this Indenture.

ARTICLE 6

Defaults and Remedies

SECTION 6.01. Events of Default. An “Event of Default” occurs if:

(1) the Company defaults in any payment of interest on any Security when the same becomes due and payable and such default continues for a period of 30 days;

(2) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

(3) the Company or Parent fail to comply with Section 5.01;

(4) the Company fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.13, 4.15, 4.16 and 4.17 (other than a failure to purchase Securities when required under Section 4.06 or 4.10) and such failure continues for 30 days after the notice specified below;

(5) the Company or any Subsidiary Guarantor fails to comply with any of its agreements contained in this Indenture (other than those referred to in clause (1), (2), (3) or (4) above), the Security Documents or the Intercreditor Agreement and such failure continues for 60 days after the notice specified below;

(6) Indebtedness of the Company or any Significant Subsidiary (other than Indebtedness owing to the Company or any Restricted Subsidiary) is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $17.5 million (the “cross acceleration provision”);

(7) the Parent, the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(D) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against Parent (so long as the Parent Guaranty is in effect), the Company or any Significant Subsidiary in an involuntary case;

(B) appoints a Custodian of Parent (so long as the Parent Guaranty is in effect), the Company or any Significant Subsidiary or for any substantial part of its property; or

(C) orders the winding up or liquidation of Parent (so long as the Parent Guaranty is in effect), the Company or any Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

(9) any judgment or decree for the payment of money in excess of $17.5 million (net of any amounts that are covered by insurance or bonded, treating any deductibles, self insurance or retention as not so covered) or its foreign currency equivalent at the time is entered against the Company or any Significant Subsidiary, remains outstanding for a period of 60 consecutive days following the entry of such judgment or decree and is not discharged, waived or the execution thereof stayed;

(10) the Parent Guaranty or any Subsidiary Guaranty of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of the Parent Guaranty or such Subsidiary Guaranty) or Parent or any Subsidiary Guarantor denies or disaffirms its obligations under the Parent Guaranty or its Subsidiary Guaranty; or

(11) any security interest and Lien purported to be created by any Security Document with respect to any Collateral, individually or in the aggregate, having a fair market value in excess of $17.5 million shall cease to be in full force and effect, or shall cease to give the Noteholder Collateral Agent, for the benefit of the Securityholders, the Liens, rights, powers and privileges purported to be created and granted thereby (including a perfected first priority security interest in and Lien on, all of the Collateral thereunder (except as otherwise expressly provided in this Indenture, the Security Documents and the Intercreditor Agreement)) in favor of the Noteholder Collateral Agent, for a period of five Business Days, or shall be asserted by the Company, Parent or any Subsidiary Guarantor to not be, a valid, perfected, first priority (except as otherwise expressly provided in this Indenture, the Security Documents and the Intercreditor Agreement) security interest in or Lien on the Collateral covered thereby (the “Security default provision”).

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clauses (4) or (5) is not an Event of Default until the Trustee or the holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.

The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any Event of Default under clauses (6), (10) or (11) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5) or (9), its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company occurs and is continuing, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Security (b) a Default arising from the failure to redeem or purchase any Security when required pursuant to this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification by Holders satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Securityholder may pursue any remedy with respect to this Indenture or the Securities unless:

(1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer to the Trustee security or indemnity against any loss, liability or expense reasonably satisfactory to the Trustee;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder. In the event that the Definitive Securities are not issued to any beneficial owner promptly after the Registrar has received a request from the Holder of a Global Security to issue such Definitive Securities to such beneficial owner of its nominee, the Company expressly agrees and acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, the right of such beneficial holder of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial holder’s Securities as if such Definitive Securities had been issued.

SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matter and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.10. Priorities for Funds Collected by Trustee. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property (subject to the Intercreditor Agreement) in the following order:

FIRST: to the Trustee for amounts due under Section 7.07 or Section 10.11;

SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

THIRD: to the Company or, if applicable, the Guarantors, as their respective interests may appear or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee or the Noteholder Collateral Agent for any action taken or omitted by it as Trustee or Noteholder Collateral Agent, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee or the Noteholder Collateral Agent, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities.

SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

Trustee

SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(g) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by the Trustee in each of its capacities hereunder.

(h) The Trustee may request that the Company and any Guarantor deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers (with specimen signatures) authorized at such times to take specific actions pursuant to this Indenture.

SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

SECTION 7.05. Notice of Defaults. If a Default occurs, is continuing and is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is not opposed to the interests of the Securityholders.

SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each November 30th beginning with the November 30th following the date of this Indenture, and in any event prior to December 15th in each year, the Trustee shall mail to each Securityholder a brief report dated as of such date that complies with TIA § 313(a). The Trustee also shall comply with TIA § 313(b).

A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

SECTION 7.07. Compensation and Indemnity. The Company, Parent and the Subsidiary Guarantors, jointly and severally, agree that they shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company, Parent and the Subsidiary Guarantors, jointly and severally, agree that they shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company, Parent and the Subsidiary Guarantors, jointly and severally, shall indemnify the Trustee for, and hold the Trustee harmless against, any and all loss, damage, claims, liability or expense (including attorneys’ fees) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Company, Parent or any of the Subsidiary Guarantors (including this Section 7.07) or defending itself against any claim whether asserted by any Holder, the Company, Parent or any Subsidiary Guarantor, or liability in connective with the acceptance, exercise or performance of any of its powers or duties hereunder). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.

To secure the Company’s, Parent’s and the Subsidiary Guarantors’ payment obligations in this Section, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

The Company’s, Parent’s and the Subsidiary Guarantors’ payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged bankrupt or insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE 8

Discharge of Indenture; Defeasance

SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When (1) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (2) all outstanding Securities have become due and payable, whether at maturity or on a redemption date as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.

(b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (1) all its obligations under the Securities and this Indenture (“legal defeasance option”) or (2) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16 and 4.17 and the operation of Sections 6.01(4), 6.01(6), 6.01(7), 6.01(8), 6.01(9), 6.01(10) and 6.01(11) (but, in the case of Sections 6.01(7) and

(8), with respect only to Significant Subsidiaries and Parent) and the limitations contained in Section 5.01(a)(3) (“covenant defeasance option”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4), 6.01(6), 6.01(7), 6.01(8), 6.01(9), 6.01(10) and 6.01(11) (but, in the case of Sections 6.01(7) and (8), with respect only to Significant Subsidiaries and Parent) or because of the failure of the Company to comply with Section 5.01(a)(3). If the Company exercises its legal defeasance option or its covenant defeasance option, Parent and each Subsidiary Guarantor, if any, shall be released from all its obligations with respect to the Parent Guaranty or its Subsidiary Guaranty, as applicable, and the Security Documents.

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c) Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and 7.08 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Company’s obligations in Sections 7.07, 8.04 and 8.05 shall survive.

SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

(1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;

(2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

(3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Sections 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

(4) the deposit does not constitute a default under any other agreement binding on the Company;

(5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(8) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s, Parent’s and each Subsidiary Guarantor’s obligations under this Indenture, the Parent Guaranty each Subsidiary Guaranty and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 9

Amendments

SECTION 9.01. Without Consent of Holders. The Company, Parent, the Subsidiary Guarantors and the Trustee may amend this Indenture and the Securities, the Security Documents or the Intercreditor Agreement without notice to or consent of any Securityholder:

(1) to cure any ambiguity, omission, defect, mistake or inconsistency;

(2) to comply with Article 5;

(3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

(4) to add Guarantees with respect to the Securities, including any Subsidiary Guaranties, or to add additional assets as Collateral;

(5) to add to the covenants of the Company, Parent or any Subsidiary Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon the Company, Parent or any Subsidiary Guarantor;

(6) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

(7) to make any change that does not adversely affect the rights of any Securityholder;

(8) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Securities; provided, however, that (a) compliance with this Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Securities;

(9) to conform the text of this Indenture, the Securities, any Guaranty of the Securities or any Security Document or the Intercreditor Agreement to any provision of the “Description of the notes” in the Offering Memorandum to the extent that such provision in the “Description of the notes” was intended to be a verbatim recitation of a provision of this Indenture, the Securities, such Guaranty, such Security Document or the Intercreditor Agreement; or

(10) in the case of the Intercreditor Agreement, in order to subject the security interests in the Collateral in respect of any Other Pari Passu Lien Obligations and Lender Debt to the terms of the Intercreditor Agreement, in each case to the extent the Incurrence of such Indebtedness, and the grant of all Liens on the Collateral held for the benefit of such Indebtedness were permitted under this Indenture.

After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.02. With Consent of Holders. The Company, Parent, the Subsidiary Guarantors and the Trustee may amend this Indenture, the Securities, the Security Documents and the Intercreditor Agreement with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities) and any past default or compliance with any provisions may also be waived with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding other than as provided by Section 6.04. However, without the consent of each Securityholder affected thereby, an amendment or waiver may not (with respect to any Security held by a non-consenting Holder):

(1) reduce the amount of Securities whose Holders must consent to an amendment;

(2) reduce the rate of or extend the time for payment of interest on any Security;

(3) reduce the principal or change the Stated Maturity of any Security;

(4) change the provisions applicable to the redemption of any Security contained in Article 3 hereto or paragraph 5 of the Securities;

(5) make any Security payable in money other than that stated in the Security;

(6) make any changes in the ranking or priority of any Security that would adversely affect the Securityholders;

(7) make any change in Section 6.04 or 6.07 or the second sentence of this Section;

(8) make any change in, or release other than in accordance with this Indenture, any Subsidiary Guaranty of a Significant Subsidiary that would adversely affect the Securityholders; or

(9) make any change in any Security Document, the Intercreditor Agreement or the provisions in this Indenture dealing with the Collateral or the Security Documents or the application of trust proceeds of the Collateral that would adversely affect the Holders in any material respect or release all or substantially all of the Collateral from the Liens of the Security Documents (except as permitted by the terms of this Indenture, the Security Documents and the Intercreditor Agreement) or change or alter the priority of the security interests in the Collateral.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment of this Indenture, any Security Document or the Intercreditor Agreement, but it shall be sufficient if such consent approves the substance thereof.

After an amendment of this Indenture, any Security Document, or the Intercreditor Agreement becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.03. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder except as provided by the last sentence of the first paragraph of Section 9.02. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.04. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

SECTION 9.05. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Company, Parent and the Subsidiary Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions and complies with the provisions hereof.

SECTION 9.06. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Securities, any Security Document or the Intercreditor Agreement unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

ARTICLE 10

Security Documents

SECTION 10.01. Collateral and Security Documents. The due and punctual payment of the principal of and interest on the Securities when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest on the Securities and performance of all other obligations of the Company and the Guarantors to the Holders, the Trustee or the Noteholder Collateral Agent under this Indenture, the Securities, the Intercreditor Agreement and the Security Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents, which define the terms of the Liens that secure the obligations, subject to the terms of the Intercreditor Agreement. The Trustee and the Company hereby acknowledge and agree that the Noteholder Collateral Agent holds the Collateral in trust for the benefit of the Noteholder Collateral Agent, the Trustee and the Securityholder, in each case pursuant to the terms of the Security Documents and the Intercreditor Agreement. Each Holder, by accepting a Security, consents and agrees to the terms of the Security Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) and the Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture and the Intercreditor Agreement, and authorizes and directs the Noteholder Collateral Agent to enter into the Security Documents and the Intercreditor Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Noteholder Collateral Agent copies of all documents pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 10.01, to assure and confirm to the Noteholder Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities secured hereby, according to the intent and purposes herein expressed. The Company shall, and shall cause the Subsidiaries of the Company to, use its commercially reasonable efforts to take any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Obligations, a valid and enforceable perfected Lien and security interest in and on all of the Collateral (subject to the terms of the Intercreditor Agreement), in favor of the Noteholder Collateral Agent for the benefit of the Noteholder Collateral Agent, the Trustee and the Secured Parties.

SECTION 10.02. Release of Collateral. The Company, Parent and the Subsidiary Guarantors shall be entitled to the releases of property and other assets included in the Collateral from the Liens securing the Securities under any one or more of the following circumstances:

(1) to enable the disposition of such property or assets to the extent not prohibited under Section 4.06;

(2) in the case of Parent or a Subsidiary Guarantor that is released from its Parent Guaranty or Subsidiary Guaranty, as applicable, the release of the property and assets of such Guarantor; or

(3) as described under Section 9.02(9).

The security interests in all Collateral securing the Securities also shall be released upon (i) payment in full of the principal of, together with accrued and unpaid interest (including additional interest, if any) on, the Securities and all other obligations under the Indenture, the Parent Guaranty and the Subsidiary Guaranties under the Indenture and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest (including additional interest, if any), are paid or (ii) a legal defeasance, covenant defeasance or a discharge of the Indenture as described under Section 8.01.

Any release of Collateral permitted by this Section 10.02 hereof will be deemed not to impair the Liens on any other Collateral under this Indenture, the Collateral Agreement and the other Security Documents in contravention thereof.

SECTION 10.03. Certificates of the Trustee. In the event that the Company wishes to release Collateral in accordance with this Indenture, the Security Documents and the Intercreditor Agreement at a time when the Trustee is not itself also the Noteholder Collateral Agent and the Company has delivered the certificates and documents required by the Security Documents, the Trustee will determine whether it has received all documentation required by the Security Documents in connection with such release (which determination may be based upon the Opinion of Counsel hereafter described) and, based on an Opinion of Counsel pursuant to Section 12.03, will deliver a certificate to the Noteholder Collateral Agent setting forth such determination. The Trustee, however, shall have no duty to confirm the legality, genuineness, accuracy, contents or validity of such documents (or any signature appearing therein), its sole duty being to certify its receipt of such documents which, on their face (and assuming that they are what they purport to be), conform with the Security Documents.

SECTION 10.04. Suits To Protect the Collateral. Subject to the provisions of Article 7 hereof and the Intercreditor Agreement, the Trustee in its sole discretion and without the consent of the Holders, on behalf of the Holders, may or may direct the Noteholder Collateral Agent to take all actions it deems necessary or appropriate in order to:

(a) enforce any of the terms of the Security Documents; and

(b) collect and receive any and all amounts payable in respect of the obligations hereunder.

Subject to the provisions of the Security Documents and the Intercreditor Agreement, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee, in its sole discretion, may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Lien on the Collateral or be prejudicial to the interests of the Holders or the Trustee). Nothing in this Section 10.05 shall be considered to impose any such duty or obligation to act on the part of the Trustee.

SECTION 10.05. Authorization of Receipt of Funds by the Trustee Under the Security Documents. Subject to the provisions of the Intercreditor Agreement, the Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

SECTION 10.06. Purchaser Protected. In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Noteholder Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 10 to be sold be under any obligation to ascertain or inquire into the authority of the Company or the applicable Guarantor to make any such sale or other transfer.

SECTION 10.07. Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 10 upon the Company or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Guarantor or of any officer or officers thereof required by the provisions of this Article 10; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

SECTION 10.08. Release Upon Termination of the Company’s Obligations. In the event that the Company delivers to the Trustee, in form and substance reasonably acceptable to it, an Officers’ Certificate certifying that (i) payment in full of the principal of, together with accrued and unpaid interest (including additional interest, if any) on, the Securities and all other Obligations under this Indenture, the Guarantees and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid or (ii) the Company shall have exercised its legal defeasance option or its covenant defeasance option, in each case in compliance with the provisions of Article 8, the Trustee shall deliver to the Company and the Noteholder Collateral Agent a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral (other than with respect to funds held by the Trustee pursuant to Article 8), and any rights it has under the Security Documents, and upon receipt by the Noteholder Collateral Agent of such notice, the Noteholder Collateral Agent shall be deemed not to hold a Lien in the Collateral on behalf of the Trustee and shall do or cause to be done all acts reasonably necessary to release such Lien as soon as is reasonably practicable.

SECTION 10.09. Noteholder Collateral Agent. The Trustee and each of the Holders by acceptance of the Securities hereby designates and appoints the Noteholder Collateral Agent as its agent under this Indenture, the Collateral Agreement, the Security Documents and the Intercreditor Agreement and the Trustee and each of the Holders by acceptance of the Securities hereby irrevocably authorizes the Noteholder Collateral Agent to take such action on its behalf under the provisions of this Indenture, the Collateral Agreement, the Security Documents and the Intercreditor Agreement and to exercise such powers and perform such duties as are expressly delegated to the Noteholder Collateral Agent by the terms of this Indenture, the Collateral Agreement, the Security Documents and the Intercreditor Agreement, together with such powers as are reasonably incidental thereto. The Noteholder Collateral Agent agrees to act as such on the express conditions contained in this Section 10.10. The provisions of this Section 10.10 are solely for the benefit of the Noteholder Collateral Agent and none of the Trustee, any of the Holders nor any of the Grantors shall have any rights as a third party beneficiary of any of the provisions contained herein other than as expressly provided in Section 10.03. Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Collateral Agreement, the Security Documents and the Intercreditor Agreement, the Noteholder Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Noteholder Collateral Agent have or be deemed to have any fiduciary relationship with the Trustee, any Holder or any Grantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Collateral Agreement, the Security Documents and the Intercreditor Agreement or otherwise exist against the Noteholder Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Noteholder Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Indenture, the Noteholder Collateral Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Noteholder Collateral Agent is expressly entitled to take or assert under this Indenture, the Collateral Agreement, the Security Documents and the Intercreditor Agreement, including the exercise of remedies pursuant to Article 6, and any action so taken or not taken shall be deemed consented to by the Trustee and the Holders.

The Noteholder Collateral Agent may execute any of its duties under this Indenture, the Collateral Agreement, the Security Documents or the Intercreditor Agreement by or through agents, employees, attorneys-in-fact or through its Related Persons and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Noteholder Collateral Agent shall not be responsible for the negligence or misconduct of any agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made without negligence or willful misconduct.

None of the Noteholder Collateral Agent or any of its respective Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its or their own gross negligence or willful misconduct) or under or in connection with the Collateral Agreement, any Security Document or Intercreditor Agreement or the transactions contemplated thereby (except for its or their own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Company or any Grantor or Affiliate of any Grantor, or any officer or Related Person thereof, contained in this or any Indenture, or in any certificate, report, statement or other document referred to or provided for in, or received by the Noteholder Collateral Agent under or in connection with, this or any other Indenture, the Collateral Agreement, the Security Documents or the Intercreditor Agreement, or the validity, effectiveness, genuineness, enforceability or sufficiency of this or any other Indenture, the Collateral Agreement, the Security Documents or the Intercreditor Agreement, or for any failure of any Grantor or any other party to this Indenture, the Collateral Agreement, the Security Documents or the Intercreditor Agreement to perform its obligations hereunder or thereunder. None of the Noteholder Collateral Agent or any of its respective Related Persons shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this or any other Indenture, the Collateral Agreement, the Security Documents or the Intercreditor Agreement or to inspect the properties, books, or records of any Grantor or any Grantor’s Affiliates.

The Noteholder Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, or telephone message, statement, or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to any Grantor), independent accountants and other experts and advisors selected by the Noteholder Collateral Agent. The Noteholder Collateral Agent shall be fully justified in failing or refusing to take any action under this or any other Indenture, the Security Documents or the Intercreditor Agreement unless it shall first receive such advice or concurrence of the Trustee as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Noteholder Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this or any other Indenture, the Security Documents or the Intercreditor Agreement in accordance with a request or consent of the Trustee and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.

The Noteholder Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Noteholder Collateral Agent shall have received written notice from the Trustee or a Grantor referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Noteholder Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article 6 (subject to Section 10.10); provided, however, that unless and until the Noteholder Collateral Agent has received any such request, the Noteholder Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

Wilmington Trust FSB and its respective Affiliates (and any successor Noteholder Collateral Agent and its affiliates) may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Grantor and its Affiliates as though it was not the Noteholder Collateral Agent hereunder and without notice to or consent of the Trustee. The Trustee and the Holders acknowledge that, pursuant to such activities, Wilmington Trust FSB or its respective Affiliates (and any successor Noteholder Collateral Agent and its affiliates) may receive information regarding any Grantor or its Affiliates (including information that may be subject to confidentiality obligations in favor of any such Grantor or such Affiliate) and acknowledge that the Noteholder Collateral Agent shall not be under any obligation to provide such information to the Trustee or the Holders. Nothing herein shall impose or imply any obligation on the part of the Wilmington Trust FSB (or any successor Noteholder Collateral Agent) to advance funds.

The Noteholder Collateral Agent may resign at any time upon thirty (30) days prior written notice to the Trustee and the Grantors, such resignation to be effective upon the acceptance of a successor agent to its appointment as Noteholder Collateral Agent. If the Noteholder Collateral Agent resigns under this Indenture, the Trustee, subject to the consent of the Company (which shall not be unreasonably withheld and which shall not be required during a continuing Event of Default), shall appoint a successor Noteholder Collateral Agent. If no successor noteholder collateral agent is appointed prior to the intended effective date of the resignation of the Noteholder Collateral Agent (as stated in the notice of resignation), the Noteholder Collateral Agent may appoint, after consulting with the Trustee, subject to the consent of the Company (which shall not be unreasonably withheld and which shall not be required during a continuing Event of Default), a successor noteholder collateral agent. If no successor noteholder collateral agent is appointed and consented to by the Company pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Noteholder Collateral Agent shall be entitled to petition a court of competent jurisdiction to appoint a successor. Upon the acceptance of its appointment as successor noteholder collateral agent hereunder, such successor noteholder collateral agent shall succeed to all the rights, powers and duties of the retiring Noteholder Collateral Agent, and the term “Noteholder Collateral Agent” shall mean such successor noteholder collateral agent, and the retiring Noteholder Collateral Agent’s appointment, powers and duties as the Noteholder Collateral Agent shall be terminated. After the retiring Noteholder Collateral Agent’s resignation hereunder, the provisions of this Section 10.09 (and Section 10.11) shall continue to inure to its benefit and the retiring Noteholder Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Noteholder Collateral Agent under this Indenture.

The Trustee shall initially act as Noteholder Collateral Agent and shall be authorized to appoint co-Noteholder Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Security Documents or the Intercreditor Agreement, neither the Noteholder Collateral Agent nor any of its respective officers, directors, employees or agents or other Related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Noteholder Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Noteholder Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own willful misconduct, gross negligence or bad faith.

The Trustee, as such and as Noteholder Collateral Agent, is authorized and directed to (i) enter into the Collateral Agreement and the Security Documents, (ii) enter into the Intercreditor Agreement, (iii) bind the Holders on the terms as set forth in the Collateral Agreement and the Security Documents and the Intercreditor Agreement and (iv) perform and observe its obligations under the Collateral Agreement and the Security Documents and the Intercreditor Agreement, including entering into any amendments thereto and additional agreements, executing any additional documents and providing any waivers, in each case as contemplated and/or permitted under this Indenture or the Security Documents.

The Trustee agrees that it shall not (and shall not be obliged to), and shall not instruct the Noteholder Collateral Agent to, unless specifically requested to do so by a majority of the Holders, take or cause to be taken any action to enforce its rights under this Indenture or against any Grantor, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

If at any time or times the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Noteholder Collateral Agent pursuant to the terms of this Indenture, or (ii) payments from the Noteholder Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article 6, the Trustee shall promptly turn the same over to the Noteholder Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Noteholder Collateral Agent.

The Trustee is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession. Should the Trustee obtain possession of any such Collateral, upon request from the Company, the Trustee shall notify the Noteholder Collateral Agent thereof, and, promptly upon the Noteholder Collateral Agent’s request therefor shall deliver such Collateral to the Noteholder Collateral Agent or otherwise deal with such Collateral in accordance with the Noteholder Collateral Agent’s instructions.

The Noteholder Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by any Grantor or is cared for, protected, or insured or has been encumbered, or that the Noteholder Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all or the Grantor’s property constituting collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Noteholder Collateral Agent pursuant to this Indenture, any Security Document or the Intercreditor Agreement, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Noteholder Collateral Agent may act in any manner it may deem appropriate, in its sole discretion given the Noteholder Collateral Agent’s own interest in the Collateral and that the Noteholder Collateral Agent shall have no other duty or liability whatsoever to the Trustee or any Holder as to any of the foregoing.

If the Company (i) incurs any obligations in respect of Lenders Debt at any time when no intercreditor agreement is in effect or at any time when Indebtedness constituting Lenders Debt entitled to the benefit of an existing Intercreditor Agreement is concurrently retired, and (ii) delivers to the Noteholder Collateral Agent an Officers’ Certificate so stating and requesting the Noteholder Collateral Agent to enter into an intercreditor agreement (on substantially the same terms as the Intercreditor Agreement) in favor of a designated agent or representative for the holders of the Lenders Debt so incurred, the Noteholder Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Company, including legal fees and expenses of the Noteholder Collateral Agent), bind the Holders on the terms set forth therein and perform and observe its obligations thereunder.

No provision of this Indenture, the Collateral Agreement, the Intercreditor Agreement or any Security Document shall require the Noteholder Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the Noteholder Collateral Agent) if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.

The Noteholder Collateral Agent (i) shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers, or for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Noteholder Collateral Agent was grossly negligent in ascertaining the pertinent facts, (ii) shall not be liable for interest on any money received by it except as the Noteholder Collateral Agent may agree in writing with the Company (and money held in trust by the Noteholder Collateral Agent need not be segregated from other funds except to the extent required by law), (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. The grant of permissive rights or powers to the Noteholder Collateral Agent shall not be construed to impose duties to act.

Neither the Noteholder Collateral Agent nor the Trustee shall be liable for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

SECTION 10.10. Designations. Except as provided in the next sentence, for purposes of the provisions hereof and the Intercreditor Agreement requiring the Company to designate Indebtedness for the purposes of the terms “Lenders Debt” and “Other Pari Passu Lien Obligations” or any other such designations hereunder or under the Intercreditor Agreement, any such designation shall be sufficient if the relevant designation is set forth in writing, signed on behalf of the Company by an Officer and delivered to the Trustee, the Noteholder Collateral Agent and the Bank Collateral Agent. For all purposes hereof and the Intercreditor Agreement, the Company hereby designates the Obligations pursuant to the Credit Agreement as “Lenders Debt.”

SECTION 10.11. Compensation and Indemnity. The Noteholder Collateral Agent shall be entitled to the compensation and indemnity set forth in Section 7.07 (with the references to the Trustee therein being deemed to refer to the Noteholder Collateral Agent).

SECTION 10.12. Intercreditor Agreement, Collateral Agreement and Other Security Documents. The Trustee and Noteholder Collateral Agent is each hereby directed and authorized to execute and deliver the Intercreditor Agreement, the Collateral Agreement and any other Security Documents in which it is named as a party. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Noteholder Collateral Agent are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under pursuant to, the Intercreditor Agreement, the Collateral Agreement or any other Security Documents, the Trustee and Noteholder Collateral Agent each shall have all of the rights, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).

ARTICLE 11

Guaranties

SECTION 11.01. Guaranties. Parent and each Subsidiary Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture, the Securities and the Security Documents (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Parent and each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from Parent or such Subsidiary Guarantor and that Parent or such Subsidiary Guarantor will remain bound under this Article 11 notwithstanding any extension or renewal of any Obligation.

Parent and each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Parent and each Subsidiary Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of Parent and each Subsidiary Guarantor hereunder shall not be affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person (including Parent or any Subsidiary Guarantor) under this Indenture, the Securities or any other agreement or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (4) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (5) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (6) except as set forth in Section 11.06, any change in the ownership of a Subsidiary Guarantor.

Parent and each Subsidiary Guarantor further agrees that its Parent Guaranty or Subsidiary Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

Except as expressly set forth in Sections 8.01(b), 11.02 and 11.06, the obligations of Parent and each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of Parent and each

Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of Parent or such Subsidiary Guarantor or would otherwise operate as a discharge of Parent or such Subsidiary Guarantor as a matter of law or equity.

Parent and each Subsidiary Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against Parent or any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, Parent and each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (A) the unpaid amount of such Guaranteed Obligations, (B) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (C) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.

Each of Parent and the Subsidiary Guarantors agrees that it shall not be entitled to any right of subrogation in respect of any Obligations guaranteed hereby until payment in full of all Obligations. Each of Parent and the Subsidiary Guarantors further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Article 6 for the purposes of Parent’s Parent Guaranty or such Subsidiary Guarantor’s Subsidiary Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by Parent or such Subsidiary Guarantor for the purposes of this Section.

Parent and each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

SECTION 11.02. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by Parent or any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to Parent or such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 11.03. Successors and Assigns. This Article 11 shall be binding upon Parent and each Subsidiary Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 11.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

SECTION 11.05. Modification. No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by Parent or any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Parent or any Subsidiary Guarantor in any case shall entitle Parent or such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 11.06. Release of Subsidiary Guarantor. A Subsidiary Guarantor will be released from its obligations under this Article 11 (other than any obligation that may have arisen under Section 11.07)

(1) upon the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor, including the sale or disposition of Capital Stock of a Subsidiary Guarantor, following which such Subsidiary Guarantor is no longer a Subsidiary,

(2) upon the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor,

(3) upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture,

(4) at such time as such Subsidiary Guarantor does not have any Indebtedness outstanding that would have required such Subsidiary Guarantor to enter into a Guaranty Agreement pursuant to Section 4.11 and the Company provides an Officers’ Certificate to the Trustee certifying that no such Indebtedness is outstanding and that the Company elects to have such Subsidiary Guarantor released from this Article 11,

(5) upon defeasance of the Securities pursuant to Article 8, or

(6) upon the full satisfaction of the Company’s obligations under this Indenture;

provided, however, that in the case of clauses (1) and (2) above, (i) such sale or other disposition is made to a Person other than the Company or a Subsidiary of the Company, (ii) such sale or disposition is otherwise permitted by this Indenture and (iii) the Company provides an Officers’ Certificate to the Trustee to the effect that the Company will comply with its obligations under Section 4.06.

At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

SECTION 11.07. Contribution. Parent and each Subsidiary Guarantor that makes a payment under its Parent Guaranty or Subsidiary Guaranty shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from Parent and each other Subsidiary Guarantor in an amount equal to Parent’s and such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of Parent and all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

SECTION 11.08. Release of Parent. Parent will be released from its obligations under this Article 11 (other than any obligation that may have arisen under Section 11.07)

(1) at such time as Parent is no longer Guaranteeing any Indebtedness of the Company (other than the Securities and the Obligations under this Indenture) or any of the Restricted Subsidiaries and Parent provides an Officers’ Certificate to the Trustee certifying that no such Guarantees exist or are contemplated at such time; provided, however, that if Parent thereafter enters into any Guarantee of any Indebtedness of the Company of any of its Restricted Subsidiaries, Parent shall execute and deliver to the Trustee, at the same time such other Guarantee is provided, a Guaranty Agreement pursuant to which Parent will Guarantee payment on the Securities on the same terms and conditions as those set forth in this Indenture and the Obligations under this Indenture,

(2) upon defeasance of the Securities pursuant to Article 8, or

(3) upon the full satisfaction of the Company’s obligations under this Indenture.

At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

ARTICLE 12

Miscellaneous

SECTION 12.01. Notices. Any notice or communication shall be in writing and delivered in person, via facsimile or mailed by first-class mail addressed as follows:

if to Parent, the Company or any Subsidiary Guarantor:

Affinia Group Inc.

1101 Technology Drive

Ann Arbor, MI 48108

Attn: General Counsel

Fax: (734) 827-5403

if to the Trustee or Noteholder Collateral Agent:

Wilmington Trust FSB

Corporate Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402-1544

Attn: Affinia Group Inc Administrator

Fax: (612) 217-5651/52

The Company, Parent, any Subsidiary Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. Except for a notice to Trustee which is deemed given when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 12.02. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, Parent, any Subsidiary Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 12.03. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.04. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1) a statement that the individual making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 12.05. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 12.06. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 12.07. Legal Holidays. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 12.08. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 12.09. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, as such, of the Company, Parent or any Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Securities or this Indenture or of Parent or such Subsidiary Guarantor under its Guaranty or this Indenture for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

SECTION 12.10. Designated Senior Indebtedness. The Company and each Guarantor designate the Obligations with respect to this Indenture, the Securities and the Security Documents as Designated Senior Indebtedness (as defined in the Existing Notes Indenture) for all purposes of the Existing Notes Indenture, the Existing Notes and the guarantees issued thereunder and related documents thereto.

SECTION 12.11. Intercreditor Agreement Governs. Reference is made to the Intercreditor Agreement. Each Holder by its acceptance of a Security, (a) consents to the subordination of Liens provided for in the Intercreditor Agreement, (b) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and (c) authorizes and instructs the Trustee and Noteholder Collateral Agent to enter into and perform the Intercreditor Agreement as Trustee and Noteholder Collateral Agent, respectively, and on behalf of such Holder.

SECTION 12.12. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.13. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 12.14. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 12.15. Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 12.16. Indenture Controls. If and to the extent that any provision of the Securities conflicts with a provision of this Indenture, such provision of this Indenture shall control.

SECTION 12.17. Severability. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

[Signature pages follow]

AFFINIA GROUP INC.,

By	/s/ Thomas Kaczynski
	Name:	Thomas Kaczynski
	Title:	Treasurer

AFFINIA GROUP INTERMEDIATE HOLDINGS INC.,

By	/s/ Thomas Kaczynski
	Name:	Thomas Kaczynski
	Title:	Treasurer

AFFINIA INTERNATIONAL HOLDINGS CORP.,

By	/s/ Thomas Kaczynski
	Name:	Thomas Kaczynski
	Title:	Treasurer

AFFINIA CANADA GP CORP.,

By	/s/ Thomas H. Madden
	Name:	Thomas H. Madden
	Title:	Treasurer

AFFINIA PRODUCTS CORP LLC,

By	/s/ Thomas Kaczynski
	Name:	Thomas Kaczynski
	Title:	Treasurer

Signature Page to the Indenture

IROQUOIS TOOL SYSTEMS, INC.,

By	/s/ Thomas Kaczynski
	Name:	Thomas Kaczynski
	Title:	Treasurer

WIX FILTRATION CORP LLC,

By	/s/ Thomas Kaczynski
	Name:	Thomas Kaczynski
	Title:	Treasurer

WIX FILTRATION MEDIA SPECIALISTS, INC.

By	/s/ Thomas Kaczynski
	Name:	Thomas Kaczynski
	Title:	Treasurer

KRIZMAN INTERNATIONAL, INC.,

By	/s/ Thomas Kaczynski
	Name:	Thomas Kaczynski
	Title:	Treasurer

AUTOMOTIVE BRAKE COMPANY INC.,

By	/s/ Thomas Kaczynski
	Name:	Thomas Kaczynski
	Title:	Treasurer

Signature Page to the Indenture

BRAKE PARTS INC,

By	/s/ Thomas Kaczynski
	Name:	Thomas Kaczynski
	Title:	Treasurer

Signature Page to the Indenture

WILMINGTON TRUST FSB, as Trustee and Noteholder Collateral Agent

By	/s/ Jane Schweiger
	Name:	Jane Schweiger
	Title:	Vice President

Signature Page to the Indenture

RULE 144A/REGULATION S APPENDIX

PROVISIONS RELATING TO SECURITIES,

1. Definitions

1.1 Definitions

For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Temporary Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depository for such a Temporary Regulation S Global Security, to the extent applicable to such transaction and as in effect from time to time.

“Definitive Security” means a certificated Original Security bearing, if required, the appropriate restricted securities legend set forth in Section 2.3(e).

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Distribution Compliance Period”, with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Securities.

“Initial Purchasers” means (1) with respect to the Original Securities issued on the Issue Date, J.P. Morgan Securities Inc., Banc of America Securities LLC, Deutsche Bank Securities Inc. and Barclays Capital Inc., and (2) with respect to each issuance of Additional Securities, the Persons purchasing such Additional Securities under the related Purchase Agreement.

“Purchase Agreement” means (1) with respect to the Original Securities issued on the Issue Date, the Purchase Agreement dated August 6, 2009, among the Company, Parent, the Subsidiary Guarantors party thereto and the Initial Purchasers, and (2) with respect to each issuance of Additional Securities, the purchase agreement or underwriting agreement among the Company, Parent, the Subsidiary Guarantors and the Persons purchasing such Additional Securities.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rule 144A Securities” means all Securities offered and sold to QIBs in reliance on Rule 144A.

“Securities” means (1) $225.0 million aggregate principal amount of 10.75% Senior Secured Notes due 2016 issued on the Issue Date and (2) Additional Securities, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

“Transfer Restricted Securities” means Securities that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(e) hereto.

1.2 Other Definitions.

Term	Defined in Section:
“Agent Members”	2.1(b)
“Global Securities”	2.1(a)
“Permanent Regulation S Global Security”	2.1(a)
“Regulation S”	2.1(a)
“Regulation S Global Security”	2.1(a)
“Rule 144A”	2.1(a)
“Rule 144A Global Security”	2.1(a)
“Temporary Regulation S Global Security”	2.1(a)

2. The Securities.

2.1 (a) Form and Dating. The Original Securities will be offered and sold by the Company pursuant to a Purchase Agreement. The Original Securities will be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act (“Regulation S”). Original Securities may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Original Securities initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the “Rule 144A Global Security”); and Original Securities initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global securities in fully registered form (collectively, the “Temporary Regulation S Global Security”), in each case without interest coupons and with the global securities legend and the applicable restricted securities legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Original Securities represented thereby with the Securities Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. Except as set forth in this Section 2.1(a), beneficial ownership interests in the Temporary Regulation S Global Security will not be exchangeable for interests in the

Rule 144A Global Security, a permanent global security (the “Permanent Regulation S Global Security”, and together with the Temporary Regulation S Global Security, the “Regulation S Global Security”) or any other Security prior to the expiration of the Distribution Compliance Period and then, after the expiration of the Distribution Compliance Period, may be exchanged for interests in a Rule 144A Global Security or the Permanent Regulation S Global Security only upon certification in form reasonably satisfactory to the Trustee that beneficial ownership interests in such Temporary Regulation S Global Security are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act.

Beneficial interests in Temporary Regulation S Global Securities may be exchanged for interests in Rule 144A Global Securities if (1) such exchange occurs in connection with a transfer of Securities in compliance with Rule 144A and (2) the transferee of the beneficial interest in the Temporary Regulation S Global Security first delivers to the Trustee a written certificate (in a form satisfactory to the Trustee) to the effect that the beneficial interest in the Temporary Regulation S Global Security is being transferred to a Person (a) who the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions, as applicable.

Beneficial interests in a Rule 144A Global Security may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Security, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).

The Rule 144A Global Security, the Temporary Regulation S Global Security and the Permanent Regulation S Global Security are collectively referred to herein as “Global Securities”. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

(c) Definitive Securities. Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of Definitive Securities.

2.2 Authentication. The Trustee shall authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of $225.0 million 10.75% Senior Secured Notes due 2016 and (2) any Additional Securities for an original issue in an aggregate principal amount specified in the written order of the Company pursuant to Section 2.13 of the Indenture, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of any issuance of Additional Securities pursuant to Section 2.13 of the Indenture, shall certify that such issuance is in compliance with Section 4.03 of the Indenture.

2.3 Transfer and Exchange.

(a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request:

(x)	to register the transfer of such Definitive Securities; or

(y)	to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(ii) if such Definitive Securities are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B) if such Definitive Securities are being transferred to the Company, a certification to that effect; or

(C) if such Definitive Securities are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Security) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

(b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Rule 144A Global Security or a Permanent Regulation S Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(i) certification, in the form set forth on the reverse of the Security, that such Definitive Security is either (A) being transferred to a QIB in accordance with Rule 144A or (B) being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Security in reliance on Regulation S to a buyer who elects to hold its interest in such Security in the form of a beneficial interest in the Permanent Regulation S Global Security; and

(ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Security (in the case of a transfer pursuant to clause (b)(i)(A)), or Permanent Regulation S Global Security (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Securities represented by the Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, equal to the principal amount of the Definitive Security so canceled. If no Rule 144A Global Securities or Permanent Regulation S Global Securities, as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate of the Company, a new Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, in the appropriate principal amount.

(c) Transfer and Exchange of Global Securities.

(i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(iv) In the event that Global Security is exchanged for Definitive Securities to Section 2.4 of this Appendix, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Original Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(d) Restrictions on Transfer of Temporary Regulation S Global Securities. During the Distribution Compliance Period, beneficial ownership interests in Temporary Regulation S Global Securities may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (i) to the Company, (ii) in an offshore transaction in accordance with Regulation S (other than a transaction resulting in an exchange for an interest in a Permanent Regulation S Global Security), (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.

(e) Legend.

(i) Except as permitted by the following paragraph (ii), each Security certificate evidencing the Global Securities (and all Securities issued in exchange therefor or in substitution thereof), in the case of Securities offered in reliance on Rule 144A or Regulation S shall bear a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A SECURITIES: THE DATE ON WHICH THE ISSUER INSTRUCTS THE TRUSTEE THAT THIS RESTRICTIVE LEGEND SHALL BE DEEMED REMOVED (WHICH INSTRUCTION IS EXPECTED TO BE GIVEN ON OR ABOUT THE ONE-YEAR ANNIVERSARY OF THE ISSUANCE OF THIS SECURITY] [IN THE CASE OF REGULATION S SECURITIES: 40 DAYS AFTER THE LATER OF THE

ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY)], ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED WITHOUT FURTHER ACTION OF THE ISSUER, THE TRUSTEE OR ANY HOLDER AT SUCH TIME AS THE ISSUER INSTRUCTS THE TRUSTEE IN WRITING TO REMOVE SUCH LEGEND IN ACCORDANCE WITH THE INDENTURE. [IN THE CASE OF REGULATION S SECURITIES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

Each certificate evidencing a Security offered in reliance on Regulation S shall, in addition to the foregoing, bear a legend in substantially the following form:

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

Each Definitive Security shall also bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

(f) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, purchased or canceled, such Global Security shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, purchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

(g) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4 Definitive Securities.

(a) A Global Security deposited with the Depository or with the Trustee as Securities Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security and the Depository fails to appoint a successor depository or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act, in either case, and a successor depository is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing, or (iii) the Company, in its sole discretion subject to the procedures of the Depository, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture.

(b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at its principal corporate trust office in Minneapolis, Minnesota, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $2,000 principal amount and any integral multiple of $1,000 in excess thereof and registered in such names as the Depository shall direct. Any Definitive Security delivered in exchange for an interest in the Transfer Restricted Security shall, except as otherwise provided by Section 2.3(e) hereof, bear the applicable restricted securities legend and definitive securities legend set forth in Exhibit 1 hereto.

(c) Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(d) In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Company shall promptly make available to the Trustee Definitive Securities in definitive, fully registered form without interest coupons. In the event that such Definitive Securities are not issued, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 6.06 of this Indenture, the right of any beneficial owner of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial owner’s Securities as if such Definitive Securities had been issued.

EXHIBIT 1

to

RULE 144A/REGULATION S APPENDIX

[FORM OF FACE OF SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

[144A/Regulation S Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE

“RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A SECURITIES: THE DATE ON WHICH THE ISSUER INSTRUCTS THE TRUSTEE THAT THIS RESTRICTIVE LEGEND SHALL BE DEEMED REMOVED (WHICH INSTRUCTION IS EXPECTED TO BE GIVEN ON OR ABOUT THE ONE-YEAR ANNIVERSARY OF THE ISSUANCE OF THIS SECURITY] [IN THE CASE OF REGULATION S SECURITIES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY)], ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED WITHOUT FURTHER ACTION OF THE ISSUER, THE TRUSTEE OR ANY HOLDER AT SUCH TIME AS THE ISSUER INSTRUCTS THE TRUSTEE IN WRITING TO REMOVE SUCH LEGEND IN ACCORDANCE WITH THE INDENTURE. [IN THE CASE OF REGULATION S SECURITIES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

2

[Restricted Securities Legend for Securities Offered in Reliance on Regulation S.]

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

[Temporary Regulation S Global Security Legend]

EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL SECURITY OR ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE SECURITIES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED (I) TO THE COMPANY, (II) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.

AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL SECURITY ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH RULE 144A AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL SECURITY IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A

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QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

BENEFICIAL INTERESTS IN A RULE 144A GLOBAL SECURITY MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL SECURITY, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE).

[Definitive Securities Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

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No.	$

CUSIP No.

[Form of Original Security]

AFFINIA GROUP INC.

10.75% Senior Secured Notes due 2016

Affinia Group Inc., a Delaware corporation, promises to pay to [                ], or registered assigns, the principal sum of [                        ] DOLLARS [the amount listed on the Schedule of Increases or Decreases in Global Security attached hereto]1 on August 15, 2016.

Interest Payment Dates: February 15 and August 15.

Record Dates: February 1 and August 1.

Additional provisions of this Security are set forth on the other side of this Security.

[Signature page follows]

[1]	Use the Schedule of Increases and Decreases language if Security is in Global Form.

Dated:

AFFINIA GROUP INC.,

by
Name: Title:

by
Name: Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION WILMINGTON TRUST FSB, as Trustee, certifies that this is one of the Securities referred to in the Indenture.

by
Authorized Signatory

Dated:

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[FORM OF REVERSE SIDE OF SECURITY]

10.75% Senior Secured Note due 2016

1.	Interest

Affinia Group Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on February 15 and August 15 of each year, commencing February 15, 2010. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 13, 2009. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.	Method of Payment

The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the February 1 or August 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Company will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security may be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.	Paying Agent and Registrar

Initially, Wilmington Trust FSB, a federal savings bank under the laws of the United States of America (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.	Indenture

The Company issued the Securities under an Indenture dated as of August 13, 2009 (“Indenture”), among the Company, Parent, the Subsidiary Guarantors and the Trustee and Noteholder Collateral Agent. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

The Securities are general unsecured obligations of the Company. The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Original Securities issued on the Issue Date and any Additional Securities will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that, among other things, limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; engage in transactions with affiliates; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; and consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries. These covenants are subject to important exceptions and qualifications.

5.	Optional Redemption

Except as set forth below, the Company shall not be entitled to redeem the Securities.

On and after August 15, 2012, the Company shall be entitled at its option to redeem all or a portion of the Securities upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on August 15th of the years set forth below:

Period	Redemption Price
2012	108.063%
2013	105.375%
2014	102.688%
2015 and thereafter	100.000%

Prior to August 15, 2012, the Company shall be entitled at its option to redeem all or any portion of the Securities at a redemption price equal to 100% of the principal amount of the Securities plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

Prior to August 15, 2012, the Company shall be entitled at its option on one or more occasions to redeem Securities (which includes Additional Securities, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities (which includes Additional Securities, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 110.75%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more

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Equity Offerings (provided that, if the Equity Offering is an offering by Parent, a portion of the net cash proceeds thereof equal to the amount required to redeem any such Securities is contributed to the equity capital of the Company or used to acquire Capital Stock of the Company (other than Disqualified Stock) from the Company); provided, however, that:

(1)	at least 65% of such aggregate principal amount of Securities (which includes Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (other than Securities held, directly or indirectly, by the Company or its Affiliates); and

(2)	each such redemption occurs within 90 days after the date of the related Equity Offering.

Notice of any redemption upon any Equity Offering may be given prior to the completion thereof, and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

During any 12-month period commencing on or after the Issue Date, the Company shall be entitled at its option to redeem up to $22,500,000 of the principal amount of the Securities during such 12-month period at a redemption price equal to 103% of the principal amount of the Securities plus accrued interest to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

Securities of $2,000 or less may be redeemed in whole but not in part.

6.	Notice of Redemption

Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of Securities to be redeemed at its registered address. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $2,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.	Put Provisions

Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

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8.	Guaranty

The payment by the Company of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior secured basis by each of Parent and the Subsidiary Guarantors to the extent set forth in the Indenture.

9.	Senior Indebtedness

The Company designates the Obligations with respect to the Securities, Guarantees and the Security Documents as Designated Senior Indebtedness (as defined in the Existing Notes Indenture) for all purposes of the Existing Notes Indenture, the notes and securities guarantees issued thereunder and related documents thereto.

10.	Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of $2,000 principal amount and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

11.	Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

12.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13.	Discharge and Defeasance

Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

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14.	Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (1) the Indenture, the Security Documents, the Intercreditor Agreement and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (2) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, Parent, the Subsidiary Guarantors and the Trustee shall be entitled to amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect, mistake or inconsistency, (ii) to comply with Article 5 of the Indenture, (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities, (iv) to add guarantees with respect to the Securities, including Subsidiary Guaranties or to add assets as Collateral, (v) to add additional covenants or surrender rights and powers conferred on the Company, Parent or the Subsidiary Guarantors, (vi) to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, (vii) to make any change that does not adversely affect the rights of any Securityholder, (viii) to make amendments to provisions of the Indenture relating to the form, authentication, transfer and legending of the Securities or (ix) to conform the text of the Indenture, the Securities, any Guaranty of the Securities or any Security Document or the Intercreditor Agreement to any provision of the “Description of the notes” in the Offering Memorandum to the extent that such provision in the “Description of the notes” was intended to be a verbatim recitation of a provision of this Indenture, the Securities, such Guaranty, such Security Document or the Intercreditor Agreement, or (x) in the case of the Intercreditor Agreement, in order to subject the security interests in the Collateral in respect of any Other Pari Passu Lien Obligations and Lenders Debt to the terms of the Intercreditor Agreement, in each case to the extent the Incurrence of such Indebtedness, and the grant of all Liens on the Collateral held for the benefit of such Indebtedness were permitted under the Indenture.

15.	Defaults and Remedies

Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Securities; (b) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (c) failure by the Company, Parent or any Subsidiary Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $17.5 million; (e) certain events of bankruptcy or insolvency with respect to the Company, Parent and any Significant Subsidiaries; (f) certain judgments or decrees for the payment of money in excess of $17.5 million, (g) certain defaults with respect to the Parent Guaranty or any Subsidiary Guaranty and (h) certain defaults with

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respect to the Collateral and the Security Documents. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

16.	Trustee Dealings with the Company

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.	No Recourse Against Others

A director, officer, employee, incorporator or stockholder, as such, of the Company, Parent, any Subsidiary Guarantor or the Trustee shall not have any liability for any obligations of the Company, Parent or any Subsidiary Guarantor under the Securities, the Indenture, any Parent Guaranty or Subsidiary Guaranty or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.	Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.	Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

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20.	CUSIP and ISIN Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP and ISIN numbers to be printed on the Securities and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21.	Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                                      agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

to the Company; or

(1)	pursuant to an effective registration statement under the Securities Act of 1933; or

(2)	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(3)	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(4)	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated

Notice:	To be executed by an executive officer

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[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $                        . The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase)	Signature of authorized officer of Trustee or Securities Custodian

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 (Asset Sale) or 4.10 (Change of Control) of the Indenture, check the box:  ☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 (Asset Sale) or 4.10 (Change of Control) of the Indenture, state the amount in principal amount: ($2,000 or an integral multiple thereof of $1,000 in excess thereof): $[        ]

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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